UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007
Fluid Media Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52118	34-2017739
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5813-A Uplander Way
Culver City, California		90230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 665-9878

Freedom 20, Inc.
The Galleria
2 Bridge Avenue
Red Bank, New Jersey 07701
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

As used in this current report and unless otherwise indicated, the terms the “Company,” “Fluid Media,” “we,” “us,” and “our” refer to Fluid Media Networks, Inc., a Delaware corporation, after giving effect to the merger of Fluid Audio Network, Inc., a privately held Delaware corporation and our predecessor parent company (“Fluid Audio”), with and into its wholly-owned subsidiary, Freedom 20, Inc., a Delaware corporation (“Freedom 20”), the change of name of Freedom 20 to Fluid Media Networks, Inc., and the related transactions described below, unless the context requires otherwise.

Item 1.01  Entry into a Material Definitive Agreement.

On February 14, 2007, Fluid Audio Network, Inc. entered into a Subscription Agreement (the “Subscription Agreement”) and a Plan and Agreement of Merger with Freedom 20 (the “Merger Agreement”). For a description of the material terms of the agreements, reference is made to the disclosures made under Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

On February 14, 2007, Freedom 20 entered into a Redemption Agreement (“Redemption Agreement”) with its sole shareholder, Getting You There, LLC, pursuant to which the Freedom 20 redeemed all of the issued and outstanding shares, an aggregate of 100,000 shares, of Freedom 20’s common stock, par value $0.0001 per share (the “Freedom 20 Common Stock”), in consideration of an aggregate payment consisting of $1.00 and 82,500 shares of the Company’s common stock, $0.0001 per share (the “Fluid Media Common Stock”).

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 14, 2007, Fluid Audio and Freedom 20 entered into the Merger Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K. Concurrently with the execution and pursuant to the term of the Merger Agreement, Fluid Audio purchased 1 share of Freedom 20 Common Stock for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of Fluid Audio (the “Sale”). A copy of the Subscription Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K. Following the Sale and pursuant to the terms of the Merger Agreement, Freedom 20 effected a short-form parent-subsidiary merger of Fluid Audio with and into Freedom 20, pursuant to which the separate existence of Fluid Audio was terminated, and Freedom 20, as the surviving entity, changed its name to “Fluid Media Networks, Inc.”

  As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the consummation of the Merger refer to Freedom 20, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the consummation of the Merger refer to Fluid Media and assume the consummation of the short-form merger of Fluid Audio with and into Freedom 20. Information regarding Freedom 20, Fluid Audio and the principal terms of the Merger are set forth below.

THE MERGER

On February 14, 2007, Freedom 20 entered into the Merger Agreement with Fluid Audio. Concurrently with the execution of the Merger Agreement, Fluid Audio purchased 1 share of Freedom 20 Common Stock for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of Fluid Audio. Following the Sale, Freedom 20 effected a short-form parent-subsidiary merger pursuant to the Merger Agreement of Fluid with and into Freedom 20, pursuant to which the separate existence of Fluid Audio terminated, and Freedom 20 changed its name to “Fluid Media Networks, Inc.”

Pursuant to the Merger Agreement, at closing, stockholders of Fluid Audio received 1 share of Fluid Media Common Stock for each issued and outstanding share of Fluid Audio Common Stock. As a result, at closing, Fluid Media issued 6,382,318 shares of Fluid Media Common Stock, representing 100% of Fluid Media’s issued and outstanding Common Stock immediately following the Merger, 1,800,000 shares of Series A Preferred Stock, 1,044,124 shares of Series B Preferred Stock and 1,078,000 shares of Series C Preferred Stock, representing 100% of Fluid Media’s issued and outstanding Series A, B and E Preferred Stock immediately following the Merger.

The issuance of shares of Fluid Media Common Stock to holders of Fluid Audio’s capital stock in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act or state law.

Other than those relationships discussed under “Certain Relationships and Related Transactions,” there is no material relationship between Freedom 20 and Fluid Audio, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Merger. We intend to carry on Fluid Audio’s business as our sole line of business. We will relocate our executive offices to 5813-A Uplander Way, Culver City, California 90230, and our telephone number will be (310) 665-9878.

The Merger and related transactions were approved by the holders of a requisite number of shares of Fluid Audio’s capital stock by written consent on February 14, 2007. Under the Delaware General Corporate Law, Fluid Audio’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Fluid Audio pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. No Fluid Audio stockholders requested appraisal rights.

Changes to the Board of Directors. Immediately following the execution of the Subscription Agreement and pursuant to the terms of the Merger Agreement, Virginia K. Sourlis, Freedom 20’s sole director and its President and Secretary, resigned and appointed Justin F. Beckett and Hank Torbert as directors of Freedom 20, effective at the effective time of the Sale.

All directors hold office for one-year terms until the election and qualification of their respective successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment; Change of Control. The Merger is being accounted for as a “reverse merger,” since the stockholders of Fluid Audio immediately prior to the Merger will own all of the outstanding shares of Fluid Media Common Stock immediately following the Merger. Fluid Audio is deemed to be the acquiror in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Fluid Audio and will be recorded at the historical cost basis of Fluid Audio. Going forward the merger will be treated as consolidated statements of the surviving entity. For the purposes of the Proforma, we used combined proforma financial statements, describing year ended December 31, 2005 and the nine months ended September 30, 2006, as if the combination had taken place during this period. Consolidated financial statements after completion of the Merger will include the assets and liabilities of Freedom 20 and Fluid Audio, historical operations of Fluid Audio and operations of Fluid Audio from the closing date of the Merger. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the company. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the company occurred as of the date of consummation of the Merger. We continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

DESCRIPTION OF OUR COMPANY

  Freedom 20 was formed in the state of Delaware in June 2006 to pursue a business combination. Fluid Audio Network, Inc., the acquiror, that merged into Freedom 20 on February 14, 2007, pursuant to the Sale and the Merger Agreement, was formed in the state of Delaware on September 20, 2004, to develop web-based solutions for the online interactive entertainment industry. The name of the surviving company after the merger shall be changed from Freedom 20, Inc. to Fluid Media Networks, Inc.

Because Freedom 20 had no other business purpose, than to pursue a business combination, the sole line of business of the surviving company shall be those that are currently pursued by Fluid Audio Network, Inc.

DESCRIPTION OF OUR BUSINESS

Business Operations

Overview

Fluid Media is a developer of web-based solutions for the online interactive entertainment industry. The Company provides products and services to emerging content producers and their fans and derives revenues from three primary channels:

1.	Artist Services: Providing a comprehensive set of tools and features to help emerging content creators find and reach their audience, gain exposure, and advance their commercial aspirations;

2.	Advertising/Sponsorship: Providing advertising and promotional exposure through the company’s various media outlets.

3.	Sales/Licensing: Facilitating the sales and licensing of artist produced media and the licensing of Fluid Media’s technology applications.

Fluid Media’s execution strategy is heavily focused on obtaining strategic partners who Fluid Media believes might facilitate one or more of its three primary revenue channels. These relationships typically involve a fee and/or a revenue split. While developing its strategic partnership network, Fluid Media is also building a large database of emerging content creators which it connects to its growing network of content consumers.

Currently, approximately 80% of our revenues are derived from the sale of “American Idol” related products and services. Fluid Media plans to derive approximately 30% of its total revenues from fees that emerging content creators will pay to obtain exposure, feedback and distribution for their creative content, approximately 35% of its total revenues from Advertising /Sponsorship, and approximately 35% of its total revenues from sales and licensing.

American Idol Underground

Fluid Media holds the exclusive license to American Idol Underground brand, an asset which is leveraged throughout the Company’s website (found at www.americanidolunderground.com). American Idol is one of the most successful shows on television and, we believe, is the world’s most recognized entertainment brand. Now in its sixth season, American Idol has built its television audience to a record fifty-five (55) million viewers and consistently creates platinum selling pop stars from Kelly Clarkson to Taylor Hicks. Fluid Media also holds a sublicense for the American Idol Magazine whereby it has the exclusive rights to sell cross-platform advertising and sponsorships for these properties.

Constraints such as time limitations, audition lengths, and commercial appeal limit the television version of American Idol to identifying a single pop star per year. However American Idol Underground uses the Internet to offer the American Idol dream to a larger number of artists across a broader array of genres from Rock and Hip Hop to Country and Jazz.

Future Growth

Although Fluid Media’s American Idol branded properties represent the companies initial growth catalyst, future growth will come from an expanded network of brand partners. In particular Fluid Media intends to partner with a diverse array of entertainment brands and utilize its unique technological capabilities to serve the estimated 18 million emerging music artists in North America and their fans.

To achieve this objective Fluid Media will continue its strategy of organic product development and growth while simultaneously deploying an opportunist acquisition strategy through which the company will acquire companies with attractive product and service sets.

Financial Highlights:
	Fiscal Year Ended December 31,		Nine Months Ended
	2004	2005	9/30/2006*
Revenue	$-0-	$267,674	$3,812,974
Net (Loss)	$(155,169)	$(2,792,681)	$(4,587,637)
Shareholders’ Deficit	$(290,581)	$(3,053,208)	$(7,898,932)

* Unaudited

Artist Services

Essentially, the Artist Services program works as follows. First, the emerging content producer pays to submit their creative content for exposure within the Fluid Media.. Next the content (which, assuming that the content is a song) is put into online radio programming rotation on the selected website. A user selects the appropriate category, listens, and then rates the song. The more popular the song, the more it is played and the more visibility it achieves in its category. The best songs are reviewed by celebrities and industry executives. However, the individual fans choose the winners which receive promotional campaigns and prizes.

The Artist Services industry consists of six segments:

1.	Distribution and Promotion;

2.	Retail Sales;

3.	Publishing and Licensing;

4.	Content Creation;

5.	Tours And Performances;

6.	News Information Services.

Fluid Media plans to offer products and services in each of the six segments.

Advertising /Sponsorship

Fluid Media has partnered with the recognized entertainment brands and specific entertainment communities to provide advertisers and sponsors with targeted marketing and promotional opportunities.

The list of promotional and advertising platforms that Fluid Media has utilized include MySpace, Google, Indie Artist Radio, Music Player and Performer Magazine.

Fluid Media offers advertising and sponsorship opportunities to prospective advertising partners on both a cross platform and individual platform basis. Although we have successfully partnered with major advertisers like Sony, Hewlett Packard, Cingular and American Apparel, Fluid Media is committed to providing emerging entertainment related advertising and sponsorship opportunities to both large and small advertisers.

The Internet’s increased popularity as an interactive entertainment destination has fostered a desire among advertisers for interactive advertising solutions. To this end Fluid Media believes that its unique technology platform and increasing consumer network have uniquely positioned the company to meet the needs of the online advertisers of today and tomorrow.

Sales/Licensing

Fluid Media’s sales and licensing strategy will be directed at retail and business consumers as well as technology licensing partners. We believe that the evolution of digital content distribution will enhance the ability for emerging artists to commercialize their art. Additionally we feel that our ability to create a large database of quality emerging artist content will enable us to license content to organizations that are interested in obtaining attractively priced content.

We also believe that certain organizations are willing to pay for licensing fees for the right to utilize our proprietary technology applications. Following are examples of sales and licensing channels we plan to use:

•	Retail Music Websites- Internet based retail music websites that target specific destinations such as artist groups, category specific retailers’ community / hobbyist sites;

•	Non-Retail Music Consumers- Studios, producers and music programmers;

•	Retail Music Outlets- Traditional brick and mortar retail music distribution networks;

•	Technology Licensing Partners - Organizations interested in utilizing our unique technology applications;

•	Offline Magazines- Use artist specific periodicals to promote product.

Competition

The current competition of online artist service providers is highly fragmented with no dominant player, and no solution that offers all services in a single place. Fluid Media considers its competitors to be any company whose business model focuses primarily on providing products and services to emerging or independent artists. Fluid Media believes that its current major competitors in this industry include: GarageBand.com, Pure Volume.com, SoundClick.com, CornerBand.com, CD Baby, K.Solo.com and MySpace.com. Fluid Media’s direct competitors include several small companies, most of who are focused on retail and ecommerce, principally helping the independent artist sell their music. The few that claim to help the emerging artist promote their music are very small and have not yet established a major brand.

Fluid Media does not consider the most well-known online music services such as iTunes, Rhapsody and Napster competitors because their models focus on the sale of music to consumers instead of on the promotion of emerging artists. By building the best emerging artist services platform and partnering with the best brands, Fluid Media believes that it will be able to gain significant market penetration in the emerging artist niche before its major competitors.

Growth Strategy

Fluid Media intends on utilizing a two prong growth strategy that will consist of an organic and an acquisitive component. In terms of its organic growth plan, Fluid Media will continue its strategy of developing online emerging content producer communities powered by Fluid Media’s various technology applications. In particular Fluid Media will create partnerships around established entertainment brands as well as its own internally created brands. In terms of its acquisition growth strategy, Fluid Media will seek to acquire companies with products and services that compliment Fluid Media’s existing products and services.

Intellectual Property

We have developed a proprietary system for delivering artist content to consumers based on preferences and ensuring guaranteed rotations and ratings for the artist who has uploaded content. We have filed several patent applications which cover specific core aspects of our technology. We have also filed several intent to use trademark applications covering trademarks that we may use or develop in the future. We do not otherwise hold any U.S. registered patents or trademarks, or other intellectual property. We intend to actively protect our intellectual property which we may use or develop in the future.

Government Regulation

We are subject to the data security laws of the United States. One such law, the CAN-SPAM Act of 2003, or CAN-SPAM, became effective in the United States on January 1, 2004. CAN-SPAM imposes complex and often burdensome requirements in connection with the sending of commercial e-mail. The language of CAN-SPAM contains ambiguities, and courts to date have provided little if any guidance on interpreting CAN-SPAM. Depending on how it is interpreted, CAN-SPAM may impose burdens on our e-mail marketing practices, on joint marketing initiatives that we undertake with our business partners, and on features of our services. CAN-SPAM also limits our ability to launch innovative viral marketing campaigns designed to promote our business. In addition, many legislators have endorsed the concept of a “Do-Not-E-Mail Registry”; if such a registry were to be adopted, it could have a detrimental effect on our ability to continue our e-mail marketing practices as well as advertisers’ willingness to participate in e-mail marketing. Indeed, Michigan and Utah have recently implemented child protection registries that restrict companies from sending commercial e-mail messages to registered e-mail accounts than can be accessed by minors, where such e-mail messages promote products or services, such as alcohol or tobacco, that minors are prohibited by law from purchasing; such registries potentially impose burdens on our business.

The FTC has issued its final rule regarding CAN-SPAM, which took effect on March 28, 2005, establishing criteria for determining whether the primary purpose of an e-mail message is commercial for purposes of compliance with CAN-SPAM. In adopting the final rule, the FTC rejected pro-business interpretations of the “primary purpose” standard that had been proposed by marketing companies, and the final rule has imposed further burdens on our business.

Under CAN-SPAM, the Federal Communications Commission, or FCC, regulates commercial e-mail and certain text messages sent to wireless devices. On August 4, 2004, the FCC issued an order prohibiting the sending of commercial messages to certain wireless devices without express prior authorization from the recipient. This additional FCC regulation has increased the burdens on our e-mail marketing practices, on joint marketing initiatives that we undertake with our business partners, and on features of our services.

In addition, the FTC and state consumer protection authorities have brought a number of enforcement actions against U.S. companies for alleged deficiencies in those companies’ data security practices, and they may continue to bring such actions. Enforcement actions, which may or may not be based upon actual cyber attacks or other breaches in such companies’ data security, present an ongoing risk of liability to us, could result in a loss of users and could damage our reputation. Moreover, several of the new state notification laws require companies to notify not only consumers affected by a data security breach, but also government regulators, thereby increasing the risk of a costly and damaging enforcement actions.

Several jurisdictions, including foreign countries, have proposed and/or adopted privacy-related laws that restrict or prohibit unsolicited e-mail solicitations, commonly known as “spamming,” and that impose significant monetary and other penalties for violations. These laws may increase concern on the part of advertisers regarding advertising in our e-mail newsletters, and advertisers may seek to impose indemnity obligations on us in an attempt to mitigate any liability under these laws.

We note that, on February 20, 2006, the Directive on the retention of communication data was adopted in the European Union (EU). The EU member states (such as the United Kingdom) have thirty-six months to ensure national laws comply with the Directive. The Directive will require all “providers of publicly available communication services” to store and retain communications data for law enforcement purposes for up to twenty-four months. The data covered by the Directive will include Internet access records, e-mail addresses, and, possibly, data relating to chat rooms. The data must be kept for a minimum of six months from the date of the communication and individual Member States can extend the retention period up to twenty-four months. If applicable to us, this Directive may require significant expenditures in order to ensure compliance.

Except as described above, we are not aware of any existing or probable government regulations that will have a material affect on our business.

Research and Development

Research and development expenses are capitalized in accordance with Emerging Issues Task Force (“EITF”) 00-2, “Accounting for Web Site Development Costs,” and Statement of Position (“SOP”) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized.

Capitalized development expenses for the nine months ended September 30, 2006 and 2005 were $94,700 and $138,532, respectively. For the fiscal years ended December 31, 2005 and 2004, they were $166,662 and -0-, respectively. These amounts show the development cycle leading up to our launch in October 2005 and the services that were added after our launch, in 2006.

Employees

Presently, we have twelve employees, seven of which are in senior and middle management and the remaining are supporting staff. The company also utilizes a team of 7-10 independent consultants who work with Fluid Media on a project specific basis. We have no plans to substantially increase our personnel at this time. None of our employees is represented by any collective bargaining agreement, and our relationship with our employees is good.

Legal Proceedings

There are no legal proceedings against the Company.

Property

The Company is nearing the end of the second year of a three year lease for office space, which began on April 1, 2005, contracted between PS Business Parks, L.P., a California limited partnership. The premises provide approximately 2,632 square feet of general office space and is located at 5813-A Uplander Way, Culver City, California 90230. The current monthly rent is $4,080, which is scheduled to increase on April 1, 2007, to $4,211 per month. This is the Company’s corporate address and principal place of business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The information set forth and discussed in this Management’s Discussion and Analysis or Plan of Operation is derived from the Financial Statements of Fluid and the related notes thereto which are included as exhibits to this current report. The following information and discussion should be read in conjunction with such Financial Statements and notes. Additionally, this Management’s Discussion and Analysis or Plan of Operation constitutes forward-looking statements. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements” at the front of this current report, and our “Risk Factors” set forth above.

History

The Registrant was formed in the state of Delaware in June 2006 to pursue a business combination. Fluid Audio, our predecessor parent company that merged into Freedom 20 on February 14, 2007, pursuant to the Sale and the Merger Agreement, was formed in the state of Delaware on September 20, 2004, to develop web-based solutions for the online interactive entertainment industry. After the consummation of the Sale and the Merger, the Registrant changed its name to Fluid Media Networks, Inc. and succeeded to the business of Fluid Audio as our sole line of business. The transaction was accounted for as a reverse merger with Fluid Audio deemed to be the accounting acquiror. Accordingly, the historical financial information of the Registrant will be that of Fluid Audio for reporting purposes.

Executive Overview

Fluid Media is a developer of web-based solutions for the online interactive entertainment industry. The Company provides products and services to emerging content producers and their fans and derives revenues from three primary channels:

1.	Artist Services: Providing a comprehensive set of tools and features to help emerging content creators find and reach their audience, gain exposure, and advance their commercial aspirations;

2.	Advertising/Sponsorship: Providing advertising and promotional exposure through the company’s various media outlets.

3.	Sales/Licensing: Facilitating the sales and licensing of artist produced media and the licensing of Fluid Media’s technology applications.

Fluid Media’s execution strategy is heavily focused on obtaining strategic partners who Fluid Media believes might facilitate one or more of its three primary revenue channels. These relationships typically involve a fee and/or a revenue split. While developing its strategic partnership network, Fluid Media is also building a large database of emerging content creators which it connects to its growing network of content consumers.

Currently, approximately 80% of our revenues are derived from the sale of “American Idol” related products and services. Fluid Media plans to derive approximately 30% of its total revenues from fees that emerging content creators will pay to obtain exposure, feedback and distribution for their creative content, approximately 35% of its total revenues from Advertising /Sponsorship, and approximately 35% of its total revenues from sales and licensing.

Revenue Recognition

  The Company’s revenues are derived from Internet advertising services and artist services fees. The Company recognizes revenue from its online sales of spin cards and corporate advertising (banner, buttons, email, etc.) sold for cash, whereby revenue is recognized in the period(s) in which the Company’s obligation is fulfilled. All sales are negotiated at arm’s length, with unrelated, third parties.

In accordance with SAB 104, Revenue Recognition, and SAB 101, Revenue Recognition in Financial Statements, the Company applies the following four characteristics in determining whether revenue exists that can be recognized: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) seller’s price to the buyer is fixed or determinable, and 4) collectibility is reasonably assured.

The Company recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with APB 29, Accounting for Non-Monetary Transactions, whereby revenue is recorded at the fair value of the assets acquired or on the recorded amount of the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

The Company believes that EITF 99-17, Accounting for Advertising Barter Transactions, does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of the Company’s barter contracts, something other than advertising is either received or relinquished and negotiated at arm’s length with unrelated, third parties.

Barter transactions are becoming a smaller percentage of revenue. For the year ended December 31, 2005, total bartererd revenue comprised 83% of total revenue, or $222,852. There were no revenues in 2004. For the nine months ended September 30, 2006, online (website) barter revenue totaled $1,901,326 and offline (magazine) totaled $360,292, or 84% and 16%, respectively, up from a total of $8,000 of barter revenue recognized in the nine month period ended September 30, 2005.

The following section describes the type of barter transactions, unique to each.

AmericanIdolUnderground.com

The Company created partnerships with business with a target market similarly aligned. The partnership created was an agreement to exchange advertising on the Company’s AmericanIdolUnderground.com website (“website”) for the goods or services the business had, which would be given to the winners of the contest it held. Akai, Alesis, Audix, Newmark, and Discmakers are a few of the businesses that participated as sponsors, giving the prizes that were pledged to the winners the Company announced.

For the nine months ended September 30, 2006, the amount of revenue recognized from bartered sponsorships for contest prizes was $497,376 and is shown within Advertising/sponsorship, on the Company’s Consolidated Statement of Operations. The offset was considered a marketing expense, shown within Marketing and promotions.

In addition, most sponsors advertised the Company’s website, accepting payment in the form of spin cards—enabling the user to upload a song for free (avoiding the $25 fee). For the nine months ended September 30, 2006, the amount of revenue recognized from this service for advertising exchange was $1,090,350 and is shown within Advertising/sponsorship, on the Company’s Consolidated Statement of Operations. The offset was considered an advertising expense, shown within Marketing and promotions.

In March 2006, Fox Interactive Media (“FIM”) entered into a barter agreement with the Company. The agreement called for the Company to develop a customized, feature-rich application (“microsite”) to FIM’s specifications, to deliver the source code, and to provide digital music content to be streamed from the microsite. In exchange, FIM would deliver over 40 million impressions (valued at $163,600), promoting the microsite and would mention the Company’s website three times, during the American Idol Show (valued at $150,000).

The agreement also outlined a revenue share agreement between the two companies. FIM hosted this microsite on the American Idol website (www.americanidol.com) and delivered the banners and on-air mentions, during the month of March and April 2006. For the nine months ended September 30, 2006, the amount of revenue recognized from this contract was $313,600 and is shown within Advertising/sponsorship, on the Company’s Consolidated Statement of Operations. The offset was considered an advertising expense, shown within Marketing and promotions.

The American Idol Magazine

The magazine has three contracts that involve barter. Two are for distribution and the third is part-payment towards the American Idol license fee. Each barter partner receives ad space in the magazine at no charge. Each issue contains between five and six pages of space relinquished for these types of deals.

The amount recorded as revenue and cost for these deals was determined by calculating the average price of comparable ads. For each issue, this average is re-calculated.

The distribution deals were made to increase exposure of the magazine and helps support our ad rates. One deal is with Cingular Wireless and the other is with Regis Corporation (hair salons). From both, the magazine receives in-store placement, throughout the United States in most of their retail stores. For the nine months ended September 30, 2006, the amount of revenue recognized from these distribution deals was $247,647 and is shown within Advertising/sponsorship, on the Company’s Consolidated Statement of Operations. The offset was charged to Cost of Goods Sold.

The third barter deal is attributable to the American Idol licensing agreement. That agreement calls for two free pages in the magazine in addition to a cash payment in each issue. For the nine months ended September 30, 2006, the amount of revenue recognized from this form of licensing fee was $112,645 and is shown within Advertising/sponsorship, on the Company’s Consolidated Statement of Operations. The offset was charged to Fremantle Operating License.

For the fiscal years ended December 31, 2005 and 2004, and Nine Months Ended September 30, 2006 and 2005.

Fluid Media has incurred substantial losses from inception of $3,084,264 through December 31, 2005, and $7,899,020 through September 30, 2006. We have used cash in operations in the amount of $3,924,203 for the nine month period ended September 30, 2006, primarily to develop our business, promote the launch of our services, and build a revenue stream. Our accountants have expressed doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate sufficient customers who will purchase our products and use our services and our ability to generate revenues.

Total Revenue, Expenses and Net Losses:

Total Revenue for the nine month period ended September 30, 2006 increased to $3,812,974 as compared to $8,000 in the nine-month period ended September 30, 2005. This is attributable to the acquisition of the American Idol Magazine, which came with a mature revenue stream, and the launching of our website to the general public in October 2005. Total Revenue for the year ended December 31, 2005 increased to $267,674 as compared to $-0- in the year ended December 31, 2004. This increase is primarily related to the implementation of our Artist Services network and advertising income. To date, we have generated most of our revenue from advertising fees. We believe that we will continue to do so for the foreseeable future.

Cost of Goods:

Costs of goods and services sold include all direct costs incurred in selling products. We do not separate sales of different product lines into operating segments due to the similarity between our online and offline properties and the interrelated decisions, management makes when operating them. We base this decision, in part on SFAS 131, Disclosures about Segments of an Enterpirse and Related Information. The difference between total sales and costs of goods and services is gross profit. Our costs of goods and services for the nine month period ended September 30, 2006 increased to $1,319,925 as compared to $2,804 for nine month period ended September 30, 2005. The Magazine contributed $1,022,322 of those costs in 2006 and the website contributed $297,603. Costs for printing and distribution make up the bulk of the Magazine’s cost of goods and services. Website hosting and related hosting charges made up the bulk of the website’s cost of goods. Cost of goods and services for the year ended December 31, 2005 increased to $86,537 as compared to $-0- in the year ended December 31, 2004, attributable to the launch of our services in October 2005. Gross profit for the nine month period ended September 30, 2006 increased to $2,493,049 as compared to $5,196 for the nine month period ended September 30, 2005. The Magazine contributed $684,997 of our Gross Profit and the website contributed $1,808,052. Gross profit for the year ended December 31, 2005 increased to $181,137 as compared to $-0- in the year ended December 31, 2004. There were no revenues in 2004 and the margins on our website are high.

Selling, General and Administrative Expenses:

Selling, General and Administrative expenses increased to $7,084,406 for the nine month period ended September 30, 2006 as compared to $1,755,973 for the nine month period ended September 30, 2005. In 2006, $2,013,971 of these expenses were non-cash, barter expenses. Marketing and advertising costs increased to $3,524,206 for the nine month period ended September 30, 2006, compared to $251,472 for the nine month period ended September 30, 2005. Selling, General and Administrative expenses for the year ended December 31, 2005 increased to $2,975,461 as compared to $155,169 in the year ended December 31, 2004. This increase in selling and general and administrative expenses is directly attributable to the increase in marketing and promotion expenses, office administration, payroll and associated taxes, and payments on our American Idol license agreements. We expect these costs to increase as we continue to develop our business plan.

Net Loss:

As a result of increased spending in marketing expense, office administration, payroll and licensing fees, Net Loss for the nine month period ended September 30, 2006 was $4,587,637 compared to $1,747,423 for the nine month period ended September 30, 2005. Per share loss amounts for the nine month period ended September 30, 2006 and the nine month period ended September 30, 2005, were $1.09 and $.042, respectively. Net Loss for the year ended December 31, 2005 increased to $2,792,021 as compared to $155,169 in the year ended December 31, 2004. Per share loss amounts for the years ended December 31, 2005 and December 31, 2004 were $0.66 and $0.11, respectively. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. Assuming continued successful financings, we expect approximately $1,200,000 in operating losses over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues may have a materially adverse effect on our business, financial condition and results of operations.

Liquidity and Capital Resources:

Introduction

As our operations have dramatically increased in 2006 and compared between 2005 and 2004. We anticipate that both our cash generated from operations and used for operations will increase as our business expands. This expansion is primarily dependent on the increase income from our artist services and advertising.

Operations

Cash used in operating activities for the nine month period ended September 30, 2006 increased to $3,924,202 as compared to $1,636,483 for the nine month period ended September 30, 2005. This increase is attributable to the costs associated with launching a name branded website, specifically relating to the costs associated with building an administrative infrastructure, advertising, and promotional activities. Cash used in operating activities for the year ended December 31, 2005 increased to $2,181,568 as compared to $155,169 in the year ended December 31, 2004.

Investments

Net cash used in investing activities for the nine month period ended September 30, 2006 increased to $1,828,317 compared to $231,616 for the nine month period ended September 30, 2005. Of this growth in investment $1,100,000 was attributable to the purchase of advertising rights in the American Idol Magazine and $625,000 was attributable to an investment that was made in an acquisition target. Net cash used in investing activities for the year ended December 31, 2005 increased to $267,996 as compared to $994 in the year ended December 31, 2004. This increase is attributable to the capitalization of internal development of our website ($166,662, net of amortization, for that period) and office equipment ($92,589, net of depreciation). This increase is attributed to the purchase of property and equipment along with the development of our website. These investments are a part of our development plan.

Financing

Net cash provided by financing activities for the nine month period September 30, 2006 increased to $5,877,918 as compared to $2,760,602 for the nine month period ended September 30, 2005. This growth is attributable three, successful rounds of financing totaling $4,923,093, a line of credit of $100,000, and a $1,000,000 debenture, compared to the two, successful rounds of financing consummated in the prior, comparable period which totaled $2,951,695. Net cash used in financing activities for the year ended December 31, 2005 increased to $2,557,174 as compared to $168,737 in the year ended December 31, 2004. In 2004, all cash from financing activities came from Mr. Justin Beckett, the company’s CEO and founder. These financing activities are more fully described in Item 3.02 hereof.

2006-2007 Outlook

Assuming that our core technology platform has been sufficiently developed and deployed, management’s focus for the next 12 months will be revenue generation. In particular, the company intends on launching a minimum of five new emerging artist platforms over the next 12 months. In addition, we will begin acquiring businesses whose product and service sets compliment Fluid Audio Network. As a by product of this revenue generation strategy, the company plans to achieve its objective of reducing its reliance on revenue derived from its association with American Idol.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “variable interest entities” (VIEs).

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections, which replaces APB 120, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements.

In November 2005, the FASB issued FASB Staff Position No. SFAS 115-1 and SFAS 124-1 (“FSP SFAS 115-1 and 124-1”), which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. FSP SFAS 115-1 and 124-1 also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in FSP SFAS 115-1 and 124-1 amends FASB Statements No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and No. 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations,” and APB Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock.” The guidance in FSP SFAS 115-1 and 124-1 shall be applied to the first reporting period beginning after December 15, 2005. The adoption of FSP SFAS 115-1 and 124-1 has not had a significant impact on our consolidated financial position, results of operations and cash flows.

In February 2006, the FASB issued FASB Staff Position (“FSP”) FAS 123R-4 “Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement upon the Occurrence of a Contingent Event.” FSP FAS 123(R)-4 addresses the classification of options and similar instruments issued as employee compensation that allow for cash settlement upon the occurrence of a contingent event and amends paragraphs 32 and A229 of SFAS 123(R). We are required to apply the guidance in FSP FAS123(R)-4 in the nine month period ending September 30, 2006. The adoption of FSP FAS123(R)-4 has not had a significant impact on our consolidated financial position or results of operations.

In February 2006, the FASB issued SFAS 155 “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” This Statement amends FASB 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006, with earlier adoption permitted. The adoption of SFAS 155 has not had a significant impact on our consolidated financial position, results of operations and cash flows.

In March 2006, the FASB issued SFAS No. 156 (“FAS 156”), “Accounting for Servicing of Financial Assets—An Amendment of FASB Statement No. 140.” Among other requirements, FAS 156 requires a company to recognize a servicing asset or servicing liability when it undertakes an obligation to service a financial asset by entering into a servicing contract under certain situations. Under FAS 156 an election can also be made for subsequent fair value measurement of servicing assets and servicing liabilities by class, thus simplifying the accounting and provide for income statement recognition of potential offsetting changes in the fair value of servicing assets, servicing liabilities and related derivative instruments. The Statement will be effect beginning the first fiscal year that begins after September 15, 2006. We do not expect the adoption of FAS 156 will have a material impact on our financial position or results of operations.

In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 will have a material impact on our financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157 (“FAS 157”), “Fair Value Measurements.” Among other requirements, FAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure assets and liabilities. FAS 157 is effective beginning the first fiscal year that begins after November 15, 2007. We are currently evaluating the impact of FAS 157 on our financial position and results of operations.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for fiscal years ending after November 15, 2006. We do not believe SAB 108 will have a material impact on our consolidated financial statements.

Critial Accounting Policies

For a description of the Company’s crititcal accounting policies, please refer to the footnotes of the attached financial statements.

RISK FACTORS

Risks of our Business

We have a history of operating losses, expect to continue to incur losses and may never become profitable.

As of September 30, 2006, we had an accumulated stockholder’s deficit of $7,898,932 (unaudited). As of December 31, 2005, we had an accumulated stockholders' deficit of $3,053,208 (audited). We have incurred net losses in each year since our inception, including net losses of $155,169 and $2,792,681 for the year ended December 31, 2004 and 2005, respectively, and $ 4,587,637 for the nine month period ended September 30, 2006. Losses are expected to continue at least through the end of the second quarter of 2007 as we seek to increase our product and service offerings, expand into new geographic markets and undertake the operational and regulatory compliance obligations applicable to a public company.

Because we had incurred continuing operating losses, our independent, registered public accounting firm included in their report an explanatory paragraph with respect to substantial doubt regarding Fluid Audio’s ability to continue as a going concern.

For the fiscal year ended December 31, 2005, there exists substantial doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to locate sufficient customers who will purchase our products and use our services; and
•	our ability to generate sufficient revenues.

If our revenue grows more slowly than we anticipate, or if our operating expenses are higher than we expect, we may not be able to achieve, sustain or increase profitability, in which case our financial condition will suffer and our stock price could decline. Failure to generate sufficient revenues could also cause us to go out of business.

We may need additional capital, and we cannot be sure that additional financing will be available.

Although we currently anticipate that our available funds and expected cash flows from operations will be sufficient to meet our cash needs for at least the next six months, we may require additional financing. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our stockholders may experience dilution.

We have limited experience in a the highly competitive online music services business

We commenced operations in the third fiscal quarter of 2004, and have limited experience in the highly competitive music services business and cannot assure you that we will be successful in operating and growing such business. If we are not successful in operating and growing our online music services business, our business, results of operations and financial condition will be adversely affected.

Online music services to independent artists in general are new and rapidly evolving and may not prove to be a profitable or even viable business model

Online music services are a relatively new business model, and it is too early to predict whether artists and listeners will accept, in significant numbers, online music services and accordingly whether the services will be financially viable. We cannot assure you that our online music services will be popular with artists or listeners, and if they are not, or if they cannot sustain any such popularity, our business and prospects will be harmed.

We face significant potential competition in the online music services industry

Our online music services business model faces significant potential competition from a number of sources, including major internet portals such as America Online, Google, MSN, Yahoo!, Fox Interactive Media and MySpace. Because potential competitors would face relatively low barrier to entry, any of these potential competitors or other would be able to enter the marketplace and compete for artists and listeners.

Many of these potential competitors have significantly more resources than we do, and some of our competitors may be able to leverage their experience in providing online music distribution services or similar services to their customers in other businesses. In particular, some of these potential competitors offer other goods and services may be able to offer services at a lower price than we can in order to promote the sale of these services. If our competitors are able to leverage such advantages, it could harm the ability of our online music services to compete effectively in the marketplace.

The success of our service depends upon our ability to add new artists and listeners and reduce churn

We cannot assure you that we will be able to attract new artists and listeners to our service or that existing artists and listeners will continue to use them. Existing artists may cancel their subscriptions to our service for many reasons, including a perception that they do not benefit enough to justify the expense, and listeners may lose interest in our content offerings. If we do not continue to increase the total number of artists and listeners each quarter, our operating results will be adversely impacted.

We rely on content provided by artists which may not continue to be available.

We rely on independent, emerging artists to upload their music to use our services. In order to provide a compelling service, we must be able to continue to attract artists to our services and maintain a relationship with those artists. We cannot guarantee that artists will be attracted to our site. In addition, we cannot guarantee that artists will be sufficiently satisfied with the services provided to them to continue to upload music. Our Music Submission Agreement gives the artists the right to cancel services and remove their music from our websites at any time. In the event a significant number of artists decided to cancel our services, our business and prospects would be harmed.

Our quarterly and annual revenues and operating results are not indicative of future performance, are difficult to forecast and have been and are likely to continue to fluctuate.

We do not believe that period-to-period comparisons of our operating results are necessarily meaningful nor should they be relied upon as reliable indicators of future performance. This makes it difficult to forecast with certainty quarterly and annual revenues and results of operations. In addition, our operating results are likely to fluctuate significantly from fiscal quarter to quarter and year to year as a result of several factors, many of which are outside our control, and any of which could materially harm our business. Some of these factors include:

•	annual fluctuations in media coverage and interest in association with the “American Idol” television program;
•	fluctuations in the demand for advertising or electronic commerce;
•	fluctuations in marketing expenses and technology infrastructure costs;
•	the unpredictability of our success in new services and initiatives; and
•	changes in the level of traffic on our websites.

Our revenues for the foreseeable future will remain primarily dependent on user traffic levels, artist uploads and advertising activity on our Web sites and, as a result, are difficult to forecast. We may be unable to adjust spending quickly enough to offset any unexpected reduction in revenues in a particular fiscal quarter or year, which may materially and adversely affect our results of operations.

We are dependent on our license from FremantleMedia, North America for a majority of our revenues

Currently approximately 80% of our revenues is derived from the operations of “American Idol” related products and services, which we own and operate by virtue of a license from FremantleMedia, North America, the company which produces the “American Idol” television program. Our primary license from FremantleMedia, North America expires in March, 2008, subject to two (2) one-year renewal options, which would extend the license through March 2010. The loss of this license at any time due to any of the termination provisions in the license may adversely affect our business, financial condition and results of operations. In addition, if we are unable to renew this license and/or diversify our sources of revenue before the expiration of the license, our business, financial condition and results of operations may suffer.

We are currently dependent on the “American Idol” television program and brand name for interest in our services and products

With such a large portion of our revenues dependent on the “American Idol” television program and brand name, we are vulnerable to any fluctuations in the television program’s popularity or perception of its brand name. Any abrupt drop in popularity of the show due to scandal, departure of one of the key personalities featured on the show or any other reason may adverse affect our business, financial condition and results of operations.

We may not successfully develop new products and services

The success of our services will depend on our ability to develop leading-edge media products and services. Our business and operating results will be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenues or gross profits to offset our development and operating costs. We may not timely and successfully identify, develop and market new products and service opportunities. We may not be able to add new content as quickly or as efficiently as our competitors or at all. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenues or profitability. Competitive or technological developments may require use to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments.

Because the markets for our products and services are changing rapidly, we must develop new offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive adjustments or customer requirements. Our products may contain undetected errors that could cause increased development costs, loss of revenues, adverse publicity, reduced market acceptance of our products or services or lawsuits by customers.

We must maintain and add to our strategic marketing relationships in order to be successful

We depend on a number of strategic relationships with third parties to co-market our services. We often enter into co-marketing agreements with infrastructure providers, retailers and other large companies to broaden the distribution of our brand and our services. There is no guarantee that we will be able to renew existing agreements or enter into new agreements on acceptable terms or at all. If we cannot maintain existing strategic relationships or enter into new relationships, our ability to market our services will be harmed.

In addition, because of the rapidly evolving nature of online music service and our short history of operations, we often enter into strategic agreements that have uncertain financial impact on our business and operations. We cannot guarantee that any of these agreements will result in the desired benefits to our business or result in significant additional revenue.

The growth of our business depends on the increased use of the Internet for communications, electronic commerce and advertising.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising. Our business will be harmed if Internet usage does not continue to grow, particularly as a source of entertainment and as a vehicle for commerce in goods and services. Our success also depends on the efforts of third parties to develop the infrastructure and complementary products and services necessary to maintain and expand the Internet as a viable commercial medium. We believe that other Internet-related issues, such as security, privacy, reliability, cost, speed, ease of use and access, quality of service and necessary increases in bandwidth availability, remain largely unresolved and may affect the amount and type of business that is conducted over the Internet, and may impact our ability to sell our products and services and ultimately impact our business results and prospects.

If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. As a result, its performance and reliability may decline. In addition, websites have experienced interruptions in service as a result of outages, system attacks and other delays occurring throughout the Internet network infrastructure. If these outages, attacks or delays occur frequently or on a broad scale in the future, Internet usage, as well as the usage of our products, services and websites, could grow more slowly or decline.

Our operating results may fluctuate depending on the season, and such fluctuations may affect our stock price.

We have experienced and expect to continue to experience fluctuations in our operating results because of seasonal fluctuations in connection with the “American Idol” television program. The number of our sponsorships and advertisements tend to be significantly lower in the third and fourth calendar quarters of the year when the “American Idol” television program is not aired in the United States. However, there can be no assurance that our revenues will continue to follow this pattern. Further, securities analysts and investors may inaccurately estimate the effects of seasonality on our results of operations in one or more future quarters and, consequently, our operating results may fall below expectations, causing our stock price to decline.

We have a small number of major customers and the loss of any number of these customers or a material reduction in business we receive from any of these customers could adversely affect our business, financial condition and results of operations.

Currently, our results of operations depend to a significant extent on revenues from a small number of customers. As a result, the loss of even a small number of our customers or a material reduction in the business we receive from any of these customers at any one time could significantly reduce our revenue, which in turn could adversely affect our business, financial condition and results of operations, unless we are able to enter into contracts to replace lost revenues.

The loss of even a small number of our largest customers at any one time may adversely affect our business, financial condition and results of operations, unless we are able to enter into contracts to replace lost revenue. The significance of revenues from any one of our customers can vary on a quarter to quarter basis as a result of the number and timing of such customers’ advertising and marketing initiatives and the mix of products and services such customers purchase from us.

We have restrictions on our ability to enter into sponsorship, advertising or other business relationships without consent from FremantleMedia, North America

Our license from FremantleMedia, North America which grants us the right to operate the “American Idol Underground” website restricts our ability to enter into partnership and promotional relationships without their consent. This restriction may prevent us from expanding our network and enhancing our content and the visibility of our brand, and may cause us to forego potential advertising and promotional revenue and other opportunities. Specifically, we must obtain written approval from Fremantle, in advance, before we approach any potential sponsor, partner, or provider of promotional items with a proposal for working with “American Idol Underground.”

Our business is dependent upon user traffic.

Our business is dependent upon high user traffic levels. The rates we charge to advertisers, sponsors and artists are directly related to the number of users visiting our Web sites. The number of users visiting our Web sites may decline. Any decline in user traffic levels may cause our revenues to decrease and could have a material adverse affect on our business, financial condition and results of operations. It is difficult to predict the rate at which users will sample our offerings and the extent to which they will become members and/or return users. At any time, users of our services might revert to other offerings. We cannot assure you that widespread use and acceptance of our offerings will occur. If we cannot maintain the popularity of our offerings among Internet users, our business, results of operations and financial condition will be materially adversely affected.

There is intense competition among media companies focused on music, and this competition could result in price reductions, reduced margins or loss of market share.

Increased competition could result in advertising and sponsorship price reductions, reduced margins or loss of market share, any of which could adversely affect our business, financial condition and results of operations. There are a large number of Web sites competing for the attention and spending of artists, listeners and advertisers. Our Web sites compete for artists, listeners and advertisers with the following types of companies:

•	Websites and services companies targeting independent artists such as Broadjam and Garageband.com;
•	publishers and distributors of traditional media, such as television, radio and print;
•	cable networks featuring music, such as MTV, MuchMusic and VH1;
•	paid advertising providers serving advertisements that are contextually relevant to search queries and content keywords, such as Google, Inc., Yahoo! Inc., and Microsoft Corporation; and
•	Social networking sites such as MySpace and Friendster.

If we fail to attract and retain key personnel, our business would be materially adversely affected.

Our future success depends to a significant extent on the continued services of our senior management and other key personnel, particularly Justin F. Beckett, our Chief Executive Officer. The loss of the services of Mr. Beckett would likely harm our business. We have an employment contract with Mr. Beckett. However, we currently do not maintain “key person” life insurance for any of our senior management.

We may be unable to retain our key employees or attract, assimilate or retain other highly qualified employees in the future. We have from time to time experienced, and expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications as a result of our financial condition and relatively low common stock price. As a result, we have in the past and may in the future incur increased salary and benefit costs. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business, and our ability to develop and execute on our business strategies, will be materially harmed.

We rely on third parties to provide reliable software, systems and related services.

We depend on various third parties for technology, software, systems and related services. In addition, we sometimes rely on our customer’s software reporting tools to supply us, subject to our monitoring controls, with the information to record our revenue. If for any reason one or more of these service providers becomes unable or unwilling to continue to provide services of acceptable quality, at acceptable costs and in a timely manner, our ability to deliver our product and service offerings to our advertisers, sponsors and users could be impaired. We would have to identify and qualify substitute service providers, which could be time consuming and difficult and could result in unforeseen operational difficulties. Although we are confident that alternative service providers are available, we cannot assure that we will be able to obtain such services on as favorable terms as we currently receive or in a timely manner.

We may not be able to expand our business through acquisitions and joint ventures and, even if we are successful, our operations may be materially adversely affected as a result of an acquisition or joint venture.

Our business strategy includes growth through business combinations, acquisitions and joint ventures. Our ability to implement this business strategy depends in large part on our ability to compete successfully with other entities for acquisition candidates and joint venture partners. Factors affecting our ability to compete successfully in this regard include:

•	our financial condition relative to the financial condition of our competitors;
•	our ability to obtain additional financing from investors;
•	the attractiveness of our common stock as potential consideration for entering into these types of transactions as compared to the common stock of other entities competing for these opportunities; and
•	our available cash, which in turn depends upon our results of operations and the cash demands of our business.

Many of the entities with which we compete for acquisition candidates and joint venture partners have greater financial resources than we do. In addition, our ability to make acquisitions using our stock may be adversely affected by the volatility in the trading price of our common stock.

If, despite these factors, we are successful in entering into additional business combinations, acquisitions and joint ventures, our business, financial condition and results of operations could be materially adversely affected if we are unable to integrate the operations of the acquired companies or joint ventures. Our ability to integrate the operations of the acquired companies or joint ventures will depend, in part, on our ability to overcome or address:

•	the difficulties of assimilating the operations and personnel of the acquired companies and the potential disruption of our ongoing business
•	the need to incorporate successfully the acquired or shared technology or content and rights into our products, services and media properties
•	the difficulties of establishing a new joint venture, including the need to attract and retain qualified personnel and the need to attract customers and advertisers
•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel or reduction of personnel
•	the difficulties of maintaining uniform standards, controls, procedures and policies

In addition, completing acquisitions could require use of a significant amount of our available cash. Furthermore, we may have to issue equity or equity-linked securities to pay for future acquisitions, and any of these issuances could be dilutive to existing and future stockholders. Acquisitions and investments may also have negative effects on our reported results of operations due to acquisition-related charges, amortization of acquired technology and other intangibles, and/or actual or potential liabilities, known and unknown, associated with the acquired businesses or joint ventures. Any of these acquisition-related risks or costs could materially adversely affect our business, financial condition and results of operations.

On February 17, 2006, we successfully completed the acquisition of a number of assets from Corporate Sports Marketing Group, a Florida corporation, including all advertising space in the forthcoming issues of “American Idol Magazine” through June 1, 2007 with an option for an additional year. We have no previous history in selling advertising or print media, and we may be unable to hire and retain the necessary and qualified sales people and other personnel to do so, or integrate them into our business. If we are unsuccessful in our attempts to integrate the sale of print media into our business model, our business, financial condition and results of operations may be materially adversely affected.

If we fail to correct material weaknesses as noted in our audit of the year ended December 31, 2005 and fail to maintain effective internal financial and managerial systems, controls and procedures, over those corrections we make, our results of operations may be materially adversely affected.

We continue to evaluate our operational and financial systems and our managerial controls and procedures to determine what additional changes that could help us manage our current operations better. We face the risk that our systems, procedures and controls might not be adequate to support our operations or to maintain accountability for our assets. Any such failure could have a material adverse effect on our business, financial condition and results of operations.

If we fail to take swift and appropriate corrective action over the material weaknesses noted above investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission, or the SEC, adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-KSB, commencing with the Form 10-KSB to be filed by us for the fiscal year ended December 31, 2007. This report is required to contain an assessment by management of the effectiveness of such company’s internal controls over financial reporting. In addition, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. There is a risk that in the future we may identify internal control deficiencies that suggest that our controls are no longer effective. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and make it more difficult for us to finance our operations.

The effectiveness of our disclosure and internal controls may be limited.

Our disclosure controls and procedures, and internal controls over financial reporting, may not prevent all errors and intentional misrepresentations. In the event that there are errors or misrepresentations in our historical financial statements, we may be required to restate our financial statements. Any system of internal control can only provide reasonable assurance that all control objectives are met. Some of the potential risks involved could include but are not limited to management judgments, simple errors or mistakes, willful misconduct regarding controls or misinterpretation. There can be no assurance that existing controls will prevent or detect all material issues or be effective in future conditions, which could materially and adversely impact our financial results in the future.

Risks Related to Our Industry

The operating performance of computer systems and Web servers is critical to our business and reputation.

Any system failure, including network, software or hardware failure, due to a computer virus or otherwise, that causes an interruption in our Internet offerings could result in reduced traffic on our Web sites and reduced revenues for our business. Substantially all of our communications hardware and some of our other computer hardware operations are located at 5813-A Uplander Way, Culver City, CA 90230. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage these systems. We do not presently have any secondary “off-site” systems or a formal comprehensive disaster recovery plan.

Our Web sites could also be affected by computer viruses, electronic break-ins or other similar disruptive problems, such as those historically experienced by several leading Web sites. In addition, our users depend on Internet service providers, online service providers and other Web site operators for access to our Web sites. Many of them have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. If we experience outages or degraded service, user satisfaction would decrease, we would likely lose advertising revenue and our reputation and brands could be permanently harmed.

Our insurance policies may not adequately compensate us for any losses that may occur due to any failures or interruptions in our systems. In addition, we cannot assure you that our hosting provider will be able to provide sufficient services for us or that we would be able to engage satisfactory alternative service providers.

If the Internet fails to gain further acceptance as a medium for music distribution, we would have slower revenue growth than expected and could incur losses.

We compete with traditional means of music distribution such as major record labels, independent record labels, radio, television, etc., along with other high-traffic Web sites, for artists, listeners and users. Distribution of music through the internet is still in its infant stages, and the industry is still convincing artists and listeners of its efficacy. Artists have historically relied on these traditional forms and may be reluctant or slow to adopt online music distribution. In addition, artists and listeners that use the Internet as a distribution medium may find online distribution to be less effective for promoting their music than traditional media. If we are unable to effectively attract artist uploads and traffic to our site, in addition to lower artist revenues, our listener traffic will suffer, and our advertising revenues will be adversely affected.

We may be unable to respond to the rapid technological change in our industry.

Our product and service offerings compete in a market characterized by rapidly changing technologies, frequent innovations and evolving industry standards. A growing number of individuals access the Internet through devices other than personal computers, such as cell phones, personal digital assistants or television set-top devices. The low resolution, functionality and memory currently associated with some of these alternative devices might prevent or impede users from accessing our graphics-rich Web sites. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our offerings. We could incur substantial costs to modify our services or infrastructure to adapt to the changing technology environment.

Possible infringement by third parties of intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We cannot be certain that the steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. These efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology. These efforts also may not prevent the development and design by others of products or technologies similar to, competitive with or superior to those we develop. Any of these results could reduce the value of our intellectual property. In addition, any infringement or misappropriation by third parties could have a material adverse effect on our business, financial condition and results of operations. Furthermore, we have invested resources in acquiring domain names for existing and potential future use. We cannot guarantee that we will be entitled to use these domain names under applicable trademark and similar laws or that other desired domain names will be available.

Moreover, although the artists uploading music to our service represent that they control all rights necessary and required to do, including owning or controlling all rights necessary to submit the music to our website, we cannot guarantee that that in fact is the case. Although we have policies and procedures in place to monitor the content submitted to our site, we cannot guarantee that all the consents necessary to submit music to our website have been obtained. If material which has been infringed or misappropriated is submitted to our site and uploaded, we may be subject to litigation by third parties. Any litigation to defend the claim could be costly and would divert the time and resources of management, regardless of the merits of the claim. If we were to lose a litigation relating to intellectual property, we could be forced to pay monetary damages and to cease the sale of certain products or services. Any of the foregoing may adversely affect our business.

New privacy and data security laws may require changes in our practices, and there is a potential for enforcement actions due to noncompliance.

Any new law or regulation pertaining to the Internet, or the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise seriously harm our business. There is, and will likely continue to be, an increasing number of laws and regulations pertaining to the Internet. These laws or regulations may relate to liability for information retrieved from or transmitted over the Internet, online content regulation, user privacy, taxation and the quality of products and services. There is a trend toward more burdensome regulations and stiffer penalties, all of which could negatively impact our business. There is also a trend toward giving consumers greater information and greater control over how their personally identifiable information is used, and requiring notification where unauthorized access to such data occurs. Several recent data security breaches involving well-known companies have resulted in many states adopting notification statutes that can contain burdensome and even inconsistent requirements.

In addition, several jurisdictions, including foreign countries, have proposed and/or adopted privacy-related laws that restrict or prohibit unsolicited e-mail solicitations, commonly known as “spamming,” and that impose significant monetary and other penalties for violations. These laws may increase concern on the part of advertisers regarding advertising in our e-mail newsletters, and advertisers may seek to impose indemnity obligations on us in an attempt to mitigate any liability under these laws. Moreover, Internet service providers may increasingly block legitimate marketing e-mails in an effort to comply with these laws, in response to pressure from anti-spam advocacy groups or as a result of using overly aggressive e-mail filtering technologies.

In addition to impacting our business through decreased collection and use of user data, the enactment of privacy and data security laws may increase our legal compliance costs. While we believe that we comply with currently applicable laws, as such laws proliferate there may be uncertainty regarding their application or interpretation, which increases our risk of non-compliance. Even if a claim of non-compliance against us does not ultimately result in liability, investigating a claim may present a significant cost. Future legislation may also require changes in our data collection practices, which may be expensive to implement and may further increase the risk of non-compliance.

Data security laws are becoming more stringent in the United States and abroad. Third parties are engaging in increased cyber-attacks against companies doing business on the Internet, and individuals are increasingly subjected to identity and credit card theft on the Internet. Although we seek to use what we consider to be industry standard security measures, there is a risk that we may fail to prevent such activities and that users or others may assert claims against us. In addition, the FTC and state consumer protection authorities have brought a number of enforcement actions against U.S. companies for alleged deficiencies in those companies’ data security practices, and they may continue to bring such actions. Enforcement actions, which may or may not be based upon actual cyber attacks or other breaches in such companies’ data security, present an ongoing risk of liability to us, could result in a loss of users and could damage our reputation. Moreover, several of the new state notification laws require companies to notify not only consumers affected by a data security breach, but also government regulators, thereby increasing the risk of a costly and damaging enforcement actions.

We may face potential liability, loss of users and damage to our reputation for violation of privacy practices.

Our privacy policies generally prohibit the sale or disclosure to any third party of any member’s personal identifying information for marketing purposes, absent prior consent. Growing public concern about privacy and the collection, distribution and use of information about individuals may subject us to increased regulatory scrutiny and/or litigation. In the past, the FTC has investigated companies that have used personally identifiable information without permission or in violation of a stated privacy policy. If we are accused of violating the stated terms of any of our privacy policies, we may face a loss of users and damage to our reputation; we may be forced to expend significant amounts of financial and managerial resources to defend against these accusations; and we may face liability exposure.

We may be liable if third parties misappropriate our users’ personal information.

Third parties may be able to hack into or otherwise compromise our network security or otherwise misappropriate our users’ personal information or credit card information. If our network security is compromised, we could be subject to liability arising from claims related to, among other things, unauthorized purchases with credit card information, impersonation or other similar fraud claims or other misuse of personal information, such as claims for unauthorized marketing purposes. In such circumstances, we also could be liable for failing to provide timely notice of a data-security breach affecting certain types of personal information in accordance with the growing patchwork of notification statutes. Consumer protection privacy regulations could impair our ability to obtain information about our users, which could result in decreased advertising revenues.

In general, we ask our members and users to “opt-in” to receive special offers and other direct marketing opportunities from us, our advertisers and partners. Our network also requests and obtains personal data from users who register to become members of the network. Registration as a member is required in order for users to have full access to the services offered by our network. Personal data gathered from members is used to personalize or tailor content to them and is provided, on an aggregate basis, to advertisers to assist them in targeting their advertising campaigns to particular demographic groups. Current and prospective advertisers evaluate our ability to provide user data to support targeted advertising. Privacy concerns may ultimately cause users to resist providing personal data. If we become unable to collect personal data from a sufficient number of our users, we may lose significant advertising revenues.

Changes in public acceptance of e-mail marketing, and the perception of security and privacy concerns, may indirectly inhibit market acceptance of our use of personal data. Our failure to implement industry-standard Platform for Privacy Preferences protocols could discourage users from using our Web sites, products and services and from providing their personal data to us. In addition, pending and recently enacted legislative or regulatory requirements that businesses notify consumers that their data may be used by or disclosed to marketing entities to direct product promotion and advertising to the consumer may heighten these concerns. Moreover, there appears to be a trend in newer privacy laws to treat a company’s affiliates as third parties for purposes of consumer disclosure or notification requirements, which further restricts our business and creates potential liability.

Our network also uses “cookies” to track user behavior and preferences. A cookie is information keyed to a specific server, file pathway or directory location that is stored on a user’s hard drive or browser, possibly without the user’s knowledge, but is generally removable by the user. Information gathered from cookies is used by us to tailor content to users of our network and may also be provided to advertisers on an aggregate basis. In addition, advertisers may themselves use cookies to track user behavior and preferences. A number of Internet commentators, advocates and governmental bodies in the United States and other countries have urged the passage of laws directly or indirectly limiting or abolishing the use of cookies. Other tracking technologies, such as so-called “pixel tags” or “clear GIFs,” are also coming under increasing scrutiny by legislators, regulators and consumers, imposing liability risks on our business. In addition, legal restrictions on cookies, pixel tags and other tracking technologies may make it more difficult for us to tailor content to our users, making our network less attractive to users. Similarly, the unavailability of cookies, pixel tags and other tracking technologies may restrict the use of targeted advertising, making our network less attractive to advertisers and causing us to lose significant advertising revenues.

The locations of our users expose us to foreign privacy and data security laws and may increase our liability, subject us to non-uniform standards and require us to modify practices.

Our users are located in the United States and around the world. As a result, we collect and process the personal data of individuals who live in many different countries. Privacy regulators in certain of those countries have publicly stated that foreign entities (including entities based in the United States) may render themselves subject to those countries’ privacy laws and the jurisdiction of such regulators by collecting or processing the personal data of those countries’ residents, even if such entities have no physical or legal presence there. Consequently, we may be held to be obligated to comply with the privacy and data security laws of certain foreign countries.

Our exposure to European and other foreign countries’ privacy and data security laws impacts our ability to collect and use personal data, and increases our legal compliance costs and may expose us to liability. As such laws proliferate there may be uncertainty regarding their application or interpretation, which consequently increases our potential liability. Even if a claim of non-compliance against us does not ultimately result in liability, investigating or responding to a claim may present a significant cost. Future legislation may also require changes in our data collection practices which may be expensive to implement.

In addition, enforcement of legislation prohibiting unsolicited e-mail marketing in the EU without prior explicit consent is increasing in several European countries, including France, Germany, and Italy; which activities could negatively affect our business in Europe, and create further costs for us.

Our operations could be significantly hindered by the occurrence of a natural disaster or other catastrophic event

Significant portions of our operations are located in California, which is susceptible to earthquakes and other natural disasters. In addition, our operations are susceptible to “rolling black-outs,” fire, floods, telecommunications failures, break-ins, and other natural disasters. Despite our implementation of network security measures, our services may become vulnerable to new computer viruses and similar disruptions from unauthorized tampering with our computer systems or personal computers for individuals.

Our business could be affected by future terrorist attacks or acts of war.

The terrorist attacks of September 2001 disrupted global commerce and the continued threat of future terrorist attacks, acts of war, or governmental responses to terrorist actions or acts of war, may cause future disruptions. Our offices in Culver City, California are in proximity to certain possible targets that could, in the event of war or a terrorist attack, result in damage to, or the destruction of, such offices, as well as the permanent or temporary loss of key personnel. We have not developed a disaster recovery plan and we cannot assure that our insurance coverage would adequately reimburse us for any damages suffered as a result of a terrorist attack or act of war.

Risks Related to Our Common Stock

Our Chief Executive Officer, Justin Beckett, controls approximately 33% of our issued and outstanding common stock, on a full-diluted basis. As a result, Mr. Beckett will be able to significantly influence our corporate direction and policies. All officers and directors, as a group, control approximately 49% of our outstanding capital stock, on a fully-diluted basis..

Our Chief Executive Officer, Justin F. Beckett, controls approximately 33% of our outstanding capital stock. All officers and directors, as a group, control approximately 49% of our outstanding capital stock. Therefore, the stock ownership of the officers and directors of our Company permits them as a group, to effectively control our corporate direction and policies, including any mergers, acquisitions, consolidations, strategic relationships or sales of assets. Officer and director control of such a large percentage of the outstanding capital stock may also discourage or prevent transactions involving an actual or potential change of control, including transactions in which our stockholders would otherwise receive a premium for their shares.

By virtue of their control of such a large percentage of the capital stock, our officers and directors effectively control certain stockholder actions, including approving changes to our certificate of incorporation or by-laws and adopting or changing equity incentive plans. The interests of , our officers and directors, including Mr. Beckett, may from time to time compete with, or otherwise diverge from, our interests, particularly with respect to new business opportunities and future acquisitions.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us because there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will ever want to conduct any secondary offerings on our behalf.

Currently, there is no liquid trading market for our common stock, which may adversely impact your ability to sell your shares and the price you receive for your shares.

There is currently no liquid trading market for our common stock. Outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act of 1933, as amended (the “Securities Act”) and any other applicable federal or state securities laws or regulations. Although we anticipate applying for approval to have trades in our common stock quoted on the OTC Bulletin Board, we cannot assure you that a liquid market for our common stock will ever develop.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).

These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

We may need to raise additional capital in the future, but that capital may not be available.

We believe that we have sufficient capital to carry out our proposed business objectives and operate as a going concern. However, we cannot assure you that we will be successful or that our operations will generate sufficient revenues, if any, to justify the expense of our operations. If we require additional financing in the future, such financing may not be available or, if available, may not be available on satisfactory terms. Additionally, the nature of our business activities may require the availability of additional funds in the future due to more rapid growth of credit extended than is forecast, and thus, we may need additional capital or credit lines to continue that rate of business growth. We may encounter difficulty in obtaining these funds and/or credit lines. Moreover, even if additional financing or credit lines were to become available, it is possible that the cost of such funds or credit would be high and possibly prohibitive.

If we were to decide to obtain such additional funds by equity financing in one or more private or public offerings, current stockholders would experience a corresponding decrease in their percentage ownership.

Our certificate of incorporation will contain anti-takeover provisions that could adversely affect the rights of holders of our common stock.

We intend to amend our a certificate of incorporation that will include certain provisions that could limit the ability of others to acquire control of our company. These anti-takeover provisions could deprive our stockholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions. In addition, provisions in Delaware law could make it difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

Increased costs associated with corporate governance compliance may significantly affect our results of operations.

As a reporting company, we will be subject to the Sarbanes-Oxley Act of 2002 and the Securities Exchange Act of 1934, as amended, which will require changes in certain of our corporate governance and securities disclosure and compliance practices and a review of our internal control procedures. For example, we will be required to establish and implement disclosure controls. We expect these developments to increase our legal compliance and financial reporting costs. In addition, they could make it more difficult for us to attract and retain qualified members of our board of directors, or qualified executive officers. Finally, director and officer liability insurance for public companies like us has become more expensive to obtain, and we may be required to accept reduced coverage or incur higher costs to obtain coverage that is satisfactory to us and our officers or directors.

We do not expect to pay dividends on our common stock.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

MANAGEMENT

The following table sets forth the name, age, position and term of directorship, as applicable, of each of the Company’s directors and executive officers after the Merger.

Name and Anticipated Position	Age	Fluid Media Director Since

Justin F. Beckett Chief Executive Officer, President and Chairman	43	October, 2004

Robert Buch Chief Operating Officer	32	--

David Williams Chief Financial Officer	46	--

James Williams Chief Technology Officer	35	--

Michael D. Raeford, Jr. Chief Metrics Officer	28	--

Hank Torbert Director	35	April, 2005

Management Biographies

Justin F. Beckett is the Founder and Chief Executive Officer of the Company, and is also the co-founder of VIZX Corporation, the seed investor of Fluid Audio Network. Prior to founding the Company in 2004, Mr. Beckett founded and served as the Chief Executive Officer of SkillJam Technologies Corporation (www.skilljam.com) which was subsequently sold to Fun Technologies (www.funtechnologies.com) (AIM:FUN), from 2001 to 2004. From 2001 to 2003, Mr. Beckett was a consultant to Visutel Technologies and in 2000 Mr. Beckett founded Music Gaming, Inc., which in 2001 was sold to Intermix/MySpace (AMEX:IMEX). In 2002 Mr. Beckett co-founded Measurematics, Inc. (www.measurematics.com). Prior to his focus on Internet based consumer product applications, Mr. Beckett was an Executive Vice President and principal of Sloan Financial Group, a diversified financial services firm. Mr. Beckett received his Bachelor of Arts degree from Duke University.

Robert Buch has served as our Chief Operating Officer of the Company since 2004. Prior to joining the Company, Mr. Buch was the founder and President of AimTV, an Internet based advertising firm, which he managed until the company’s $25 million sale to NETZERO, Inc. (NASDAQ:UTND) in 1999. While managing AimTV, Mr. Buch raised investment capital, recruited a senior level management team and was responsible for two successful U.S. patent applications. Mr. Buch has also founded Starscraper Ventures, which was an incubator for start-up companies. Mr. Buch received his Juris Doctorate degree from the University of California at Hastings, School of Law, and a Bachelor of Arts degree from University of California Los Angeles.

David Williams has served as our Chief Financial Officer since February 2006. From 1999 to 2005, David Williams founded and operated Professionals Online Network, Inc., an online executive outplacement sservice. Before creating that venture, David Williams served as Chief Financial Officer for Networks Telephony Corporation, a Voice over Internet Telephony developer, from 1997 to 1999. He also held management roles in manufacturing, retail, distribution, and pension fund management, for both mature and entrepreneurial companies. David Williams received a Bachelor of Music from Northern Illinois University, in DeKalb, Illinois and obtained a Juris Doctorate degree from Southwestern University School of Law, Los Angeles. Earlier in his career, David Williams obtained certification as a Certified Public Accountant (CPA) and a Certified Management Accountant (CMA).

James Williams has served as our Chief Technology Officer since 2004. Prior to joining the Company, James Williams served as the Director of Technology for Oemtec from 2003 to 2004 and E-Site from 2001 to 2002. James Williams also served as a Consulting Software Architect for Visutel in 2003. Mr. William’s experience includes founding iKennect and developing a wireless, public access portal in partnership with Nortel Networks for the Mandalay Bay Hotel and Resort in Las Vegas, the creation of the “Free-DSL” platform for Winfire and subsequent management of a nationwide DSL network, and the release of Cybermedia’s award winning First Aid ‘98. David Williams received a Bachelor of Science degree from California State University Dominguez Hills.

Michael D. Raeford, Jr. has served as our Chief Metrics Officer since 2005. Prior to joining the Company, Mr. Raeford served as the Chief Metrics Officer of SkillJam Technologies Corporation which was subsequently sold to Fun Technologies (www.funtechnologies.com) (AIM:FUN), from 2001 to 2005. Mr. Raeford served as a research analyst at Music Gaming, Inc. from 2000 to 2001 and was an associate analyst with Sloan Financial Group from 1998 to 2000. Mr. Raeford received his Bachelor of Arts degree from North Carolina Central University.

Hank L. Torbert has served as a director of the Company since 2005. Mr. Torbert is the founder and Managing Partner at Avondale Ventures, LLC, media and communications private equity firm. Prior to founding Avondale 2006, Mr. Torbert served as Executive Vice President and Chief Operating Officer of Broadcast Capital, Inc., media focused private equity firm. Prior to joining Broadcast Capital in 2004, Mr. Torbert served as a Vice President of the Financial Sponsor Group, Middle Market Banking at JPMorgan Chase Bank, where he was a member of a four-person team that covered the firm’s top tier middle market private equity clients from 2002 to 2004. Prior to that time, Mr. Torbert was a senior associate in the Equity Capital Markets Group at JPMorgan Chase Bank where he completed over $100 billion in transactions in the media and telecommunications industry. Prior to joining JPMorgan Chase Bank in 1997, Mr. Torbert worked at AIG Capital Partners. Mr. Torbert received a Bachelor of Arts degree, Master of International Finance and an M.B.A. from Columbia University.

Audit, Nominating and Compensation Committees

The Company’s audit committee is chaired by Director, Hank Torbert, who brings several years’ experience overseeing complex financial institutions. Our Board of Directors has not formally established either a nominating or compensation committee though they perform many of the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing nominating and compensation committees and nominate other directors to serve on its audit committee.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Compensation of Freedom 20 Executives prior to the Merger

Since our inception through the date of the Merger, none of our officers or directors has been paid any compensation for their services to the Company.

Compensation of Executives after the Merger

The Company intends to enter into employment agreements with its new executive officers. The following summary compensation table sets forth all compensation paid by Fluid Media during the fiscal years ended December 31, 2006 and 2005 in all capacities for the accounts of Fluid Media executives:

2006 SUMMARY COMPENSATION

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Justin F. Beckett	2006	$100,000	0	0	0	0	0	0	$100,000
CEO, Pres.,.and Chairman	2005	$100,000	0	0	0	0	0	0	$100,000

Robert Buch	2006	$100,000	$8,790	0	0	0	0	0	$108,790
Chief Operating Officer	2005	$77,361	0	0	0	0	0	0	$77,361

David J. Williams	2006	$111,227	$4,500	0	0	0	0	0	$115,727
Chief Financial Officer	2005	$0	0	0	0	0	0	0	$0

James Williams	2006	$125,000	0	0	0	0	0	0	$125,000
Chief Technology Officer	2005	$93,750	$10,000	0	0	0	0	0	$103,750

Michael D. Raeford, Jr.	2006	$100,000	0	0	0	0	0	0	$100,000
Chief Metrics Officer	2005	$70,833	0	0	0	0	0	0	$70,833

Compensation Pursuant To Plans

2006 GRANTS OF PLAN-BASED AWARDS

Name	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($) (see note 1)	Company Contributions to Retirement and 401(k) Plans ($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)

Justin Beckett, CEO	-0-	-0-	-0-	-0-	-0-	-0-	-0-

David Williams, CFO	-0-	-0-	10,555	-0-	-0-	-0-	10,555

Bob Buch, COO	-0-	-0-	10,992	-0-	-0-	-0-	10,992

Michael Raeford, Jr., CMO	-0-	-0-	9,765	-0-	-0-	-0-	9,765

James Williams, CTO	-0-	-0-	9,975	-0-	-0-	-0-	9,975

Note 1: Includes standard, Company-paid health insurance, monthly premiums, for all family members as all employees are entitled to receive.

2006 PERQUISITES

Name	Personal Use of Company Car/Parking	Financial Planning/ Legal Fees	Club Dues	Executive Relocation	Total Perquisites and Other Personal Benefits

Justin Beckett, CEO	-0-	-0-	-0-	-0-	-0-

David Williams, CFO	-0-	-0-	-0-	-0-	-0-

Bob Buch, COO	-0-	-0-	-0-	-0-	-0-

Michael Raeford, Jr., CMO	-0-	-0-	-0-	-0-	-0-

James Williams, CTO	-0-	-0-	-0-	-0-	-0-

        Except for the company’s 2005 Stock Incentive Plan, for the fiscal year ended December 31, 2006, and the subsequent period up to the date of this filing, Fluid Media did not adopt any plans, and therefore there is no compensation to the Fluid Media executives pursuant to a stock option plan or any other plans.

2006 OUTSTANDING EQUITY AWARDS

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable

Justin F. Beckett	0	0	0	0		0	0	0	0
CEO (1)

Robert Buch	0	0	0	0		0	0	0	0
COO

David Williams	0	0	0	0		0	0	0	0
CFO (2)

James Williams	202,001	0	0	$0.26	12/31/15	0	0	0	0
CTO (2)	24,000	0	72,000	$0.30	6/30/15	0	0	0	0

Michael D. Raeford, Jr.	169,668	0	0	$0.26	12/31/15	0	0	0	0
CMO (3)	18,000	0	54,000	$0.30	6/30/15	0	0	0	0

(1)
On February 6, 2007, Justin. Beckett was granted options to purchase up to 42,170 shares of common stock at a price of $0.30 per share, which options vest in equal monthly increments over a four-year period. Unexercised options expire after ten years.

(2)
On February 6, 2007, David Williams was granted options to purchase up to 125,000 shares of common stock at an exercise price of $0.30 per share. A portion of these shares (25,000) were granted, fully-vested. The remaining shares vest over four years in equal, monthly amounts. Unexercised options expire after ten years.

(3)
.James Williams received two option grants: 1) a fully-vested grant of 202,001 shares on January 1, 2006 with a strike price of $0.26, and 2) a grant on July 1, 2006 for 96,000 shares with a strike price of $0.30, that vest in equal, monthly amounts (4,000 shares) over two years. Unexercised options expire after ten years.

(4)
To date, Mr. Raeford, Jr. has received three option grants: 1) a fully-vested grant of 169,668 shares on January 1, 2006 carrying a strike price of $0.26, 2) a grant dated July 1, 2006 for 72,000 shares with a strike price of $0.30, that vest in an equal, monthly amounts (3,000 shares), over two years. and 3) A grant for 20,000 shares, dated February 6, 2007, with shares vesting over a four year period , that carry a strike price of $0.30. Unexercised options expire after ten years.

Option Awards. For awards of options, with or without tandem SARs (including awards that subsequently have been transferred), the aggregate grant date fair value computed in accordance with FAS 123R. Should a fair value for an award exist, it is recognized over the periods during which vesting occurs. A recent valuation of these grants performed during the Company’s on-going financial audit of its 2006 fiscal year. Though using the Black Scholes method of determining a fair value to attribute to these grants, the reliability is limited by the lack of a currently trading stock at the time each award was given. Significant assumptions were made to arrive at a current stock, or trading, price and, thereby, infer an appropriate volatility to base it on. Due to these limitations, the Company was unable to attribute a positive fair value for each of the above awards.

Option Grants Table. Except for the above-referenced options grants and those listed in the 2006 Outstanding Equity Awards At Fiscal Year End Table, there were no individual grants of stock options to purchase our Common Stock made to the executive officers named in such table during the fiscal year ended December 31, 2006, and the subsequent period up to the date of this filing. All option grants were made to executives~~,~~ pursuant to the Company’s Employee Stock Option Incentive Plan.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2006, and the subsequent period up to the date of this filing.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Employment Agreements

The following sets forth the employment terms between Fluid Media and the applicable individual prior to the consummation of the Merger:

Justin Beckett is the owner of VIZX Corporation, with which the Company contracts for his services at an annual rate of $100,000, paid over twelve, equal amounts per month. Mr. Beckett has received options to purchase up to 42,170 shares of common stock. The details of this award are fully disclosed in the section that follows, titled “Security Ownership Of Certain Beneficial Owners And Management.”

Robert Buch is a party to an at-will employment agreement with the Company pursuant to which he receives an annual salary of $100,000, plus Company-paid beneifits. In 2006, Mr. Buch received a performance bonus in the amount of $8,750. Mr. Buch is party to a Restricted Stock Purchase Agreement and Stock Restriction Agreement with the Company. The terms of which are fully disclosed in a following section titled “Certain Relationships and Related Transactions.”

David Williams is party to an at-will employment agreement with the Company pursuant to which he receives an annual salary of $130,000, plus Company-paid beneifits. In 2006, David Williams received a performance bonus in the amount of $4,500. David Williams has received options to purchase up to 125,000 shares of common stock. The details of this award are fully disclosed in the section that follows, titled “Security Ownership Of Certain Beneficial Owners And Management.”

James Williams is party to an at-will employment agreement with the Company pursuant to which he receives an annual salary of $125,000, plus Company-paid beneifits. James Williams has received options to purchase up to 298,001 shares of common stock. The details of this award are fully disclosed in the section that follows, titled “Security Ownership Of Certain Beneficial Owners And Management.”

Michael Raeford, Jr. is party to an at-will employment agreement with the Company pursuant to which he receives an annual salary of $100,000, plus Company-paid beneifits. Mr. Raeford has received options to purchase up to 261,668 shares of common stock. The details of this award are fully disclosed in the section that follows, titled “Security Ownership Of Certain Beneficial Owners And Management.”

2005 Stock Incentive Plan

Our 2005 Stock Incentive Plan was adopted by our board of directors in July 11, 2005 and approved by our shareholders in July 11, 2005. Our 2005 Stock Option Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants. The 2005 Stock Incentive Plan also allows for awards of stock purchase rights.

Share Reserve. The aggregate number of shares of common stock which may be delivered under the Plan shall not exceed thirteen percent (13%) of the total number of the Company’s issued and outstanding stock. We have reserved a total of 821,839 shares of our common stock for issuance pursuant to the 2005 Stock Incentive Plan. As of December 31, 2006, options to purchase 659,669 shares of common stock were outstanding and 162,170 shares were available for future grant under this plan.

Administration. Our board of directors or a committee appointed by our board administers our 2005 Stock Incentive Plan. Our compensation committee will be responsible for administering all of our equity compensation plans upon the completion of this offering. Under our 2005 Stock Incentive Plan, the administrator has the power to determine the terms of the awards, including the service providers who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise.

Stock Options. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the stock option agreement subject to the following limitations:

--Termination by Reason of Death. If a participant incurs a termination of tmployment due to death, any unexpired and unexercised option held by such Participant shall, to the extent then vested and exercisable, thereafter be fully exercisable for a period of at least one hundred and eighty (180) days immediately following the date of such death or until the expiration of the option period, whichever period is the shorter.

--Termination by Reason of Disability. If a participant incurs a termination of employment due to a disability, any unexpired and unexercised option held by such participant shall, to the extent then vested and exercisable, thereafter be fully exercisable by the participant for the period of at least one hundred and eighty (180) days immediately following the date of such termination of employment or until the expiration of the option period, whichever period is shorter, and the participant’s death at any time following such termination of employment due to disability shall not affect the foregoing. In the event of termination of employment by reason of disability, if an incentive stock option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the code, such option will thereafter be treated as a non-qualified stock option.

--Other Termination. If a participant incurs a termination of employment due to retirement, the termination of employment is voluntary on the part of the participant (and is not due to retirement), or the termination of employment is involuntary on the part of the participant (but is not due to death, disability or cause), any option held by such participant shall thereupon terminate, except that such option, to the extent then vested and exercisable, may be exercised for the period of at least thirty (30) days commencing with the date of such termination of employment or until the expiration of the option period whichever period is shorter. Unless otherwise provided in an agreement or determined by the committee, if the participant incurs a termination of employment with cause, the option shall terminate immediately. Unless otherwise provided in an agreement or determined by the committee, the death or disability of a participant after a termination of employment otherwise provided herein shall not extend the exercisability of the time permitted to exercise an option.

Change in Control Transactions. Our2005 Stock Incentive Plan provides that in the event of our “change in control,”

(a) any stock options and stock appreciation rights outstanding as of the date such change in control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant;

(b) the restrictions applicable to any outstanding stock award shall lapse, and the stock relating to such award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(c) all outstanding repurchase rights of the company with respect to any outstanding awards shall terminate; and

(d) outstanding awards shall be subject to any agreement of merger or reorganization that effects such change in control, which agreement shall provide for:

(i) the continuation of the outstanding awards by the company, if the company is a surviving corporation;

(ii) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary;

(iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding awards; or

(iv) settlement of each share of common stock subject to an outstanding award for the change in control price (less, to the extent applicable, the per share exercise price).

In the absence of any agreement of merger or reorganization effecting such change in control, each share of common stock subject to an outstanding award shall be settled for the change in control price (less, to the extent applicable, the per share exercise price).

Plan Amendments. Our 2005 Stock Incentive Plan will automatically terminate in 2015, unless we terminate it sooner. In addition, our board of directors has the authority to amend, suspend or terminate the 2005 Stock Incentive Plan provided such action does not impair the rights of any participant.

Board of Directors Composition and Committees

Our Board of Directors is comprised of two directors: Justin F. Beckett (Chairman) and Hank Torbert. Our directors serve for one-year periods or until their successors are duly elected and qualify.

Audit Committee Financial Expert

Within 90 days of the consummation of the Merger, the Company will appoint an independent director to serve on the Company’s Audit Committee as an audit committee financial expert. This person shall be independent, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Director Compensation

Prior to the Merger, the Company paid each director (excluding Justin Beckett) one hundred dollars for each board meeting attended by such director. During the period ended December 31, 2006, the Company held eight board meetings, which were attended by all directors. In addition, the Company also issued options to certain directors of the Company for their service as directors. Compensation received by each person who was a director for the twelve month period ended December 31, 2006, are set forth in the 2006 Director Compensation Table below.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Hank Torbert (1)	$6,400	$0	$0	$0	$0	$0	$6,400

Lorne Abony (2)	$6,400	$0	$0	$0	$0	$0	$6,400

Avi Greenspoon	$6,400	$0	$0	$0	$0	$0	$6,400

Paul Pint (3)	$3,200	$0	$0	$0	$0	$0	$3,200

Justin Beckett	$0	$0	$0	$0	$0	$0	$0

(1)	On July 28, 2006, Mr. Torbert received fully vested options to purchase 30,000 shares of common stock at a purchase price of $2.00 per share. Unexercised options expire after 10 years.
(2)	On July 28, 2006, Mr. Abony received fully vested options to purchase 60,000 shares of common stock at a purchase price of $2.00 per share. Unexercised options expire after 10 years.
(3)	On July 28, 2006, Mr. Pint received fully vested options to purchase 30,000 shares of common stock at a purchase price of $2.00 per share. Unexercised options expire after 10 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following page sets forth, as of February 14, 2007, certain information concerning the beneficial ownership of common stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group, without naming them. In general, “beneficial ownership” includes those shares a shareholder has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days.

Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 9,886,942* shares of Common Stock issued and outstanding on an as-converted basis. Unless otherwise indicated, the address of each of reporting person is c/o Fluid Media Networks, Inc., 5813-A Uplander Way, Culver City, California 90230.

__________________

*
Includes 5,964,818 shares of Common Stock issued and outstanding and 3,922,124 shares of Common Stock issuable upon the conversion of issued and outstanding shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

[The remainder of this page is blank.]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

Amount and Nature of Beneficial Ownership

Beneficial Owner	Number of Shares Owned**	Percent of Outstanding Shares

Justin F. Beckett CEO, Pres., and Chairman	3,240,891 (1)	33%

Robert Buch Chief Operating Officer	531,056 (2)	5%

David Williams Chief Financial Officer	27,083 (3)	*

James Williams Chief Technology Officer	238,001 (4)	2%

Michael D. Raeford, Jr. Chief Metrics Officer	338,351 (5)	3%

Hank T. Torbert Director	93,026 (6)	1%*

Pinetree Capital, Ltd. 30E Lower Halcyon Heights Lascelles, St. James Barbados BBS10WI	821,357 (7)	8%

AGF Funds, Inc. Toronto Dominion Bank Tower 66 Wellington Street West 31st Floor Toronto, ON M5K 1E9	900,000 (8)	8%

PFH Investments Limited 2 Sheppard Avenue East, Suite 700 Toronto, Ontario M2N 5Y7	666,667 (9)	6%

Brad Greenspan NEED ADDRESS	459,667 (10)	5%

All Officers and Directors as a Group (6 people)	4,908,408 (11)	49%

________________
* Represents less than 1%.
** These notes are referenced below.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(continued)
(Notes to the table from previous page, explainied.)

(1)
Justin F. Beckett, Includes 2,,532,869 shares of common stock held by VIZX Corporation, 500,000 shares of common stock held by Dorika Mamboleo, Mr. Beckett’s spouse, 100,000 shares of common stock issuable upon conversion of Series A Preferred Stock, 57,143 shares of common stock issuable upon conversion of Series B Preferred Stock and 50,000 shares of common stock issuable upon conversion of Series C Preferred Stock all held directly by Mr. Beckett. The Total Number shares excluded are the portion of shares that remain unvested, 60 days from the date hereof (41,291 shares). Option Grants: On February 6, 2007, Mr. Beckett was granted options to purchase up to 42,170 shares of common stock at a price of $0.30 per share, which options vest in equal monthly increments over a four-year period. Unexercised options expire after ten years.

(2)
Bob Buch, beneficial ownership includes shares held by Bob Buch and Starscraper Ventures, LLC. Total Number of Shares Owned includes 506,056 shares of common stock obtained through a Restricted Stock Purchase Agreement and Stock Restriction Agreement (see “Certain Relationships and Related Transactions”) and 25,000 shares of Preferred, Series A stock.

(3)
David Williams’ Total Number of Shares Owned come from the shares of an option grant that either are vested or will vest within 60 days from the date hereof. It does not include the portion that will not ge vested by then (97,917 shares). Option Grants: On February 6, 2007, David Williams was granted options to purchase up to 125,000 shares of common stock at an exercise price of $0.30 per share. A portion of these shares (25,000) were granted, fully-vested. The remaining shares vest over four years in equal, monthly amounts. Unexercised options expire after ten years.

(4)
James Williams’ Total Number of Shares Owned comes from the shares of two grants that are either vested or will vest within 60 days from the date hereof and does not include shares unvested by then. Option Grants: James Williams received two option grants: 1) a fully-vested grant of 202,001 shares on January 1, 2006 with a strike price of $0.26, and 2) a grant on July 1, 2006 for 96,000 shares with a strike price of $0.30, that vest in equal, monthly amounts (4,000 shares) over two years. From this grant, 36,000 shares contributed to his total and 60,000 shares were excluded. Unexercised options expire after ten years.

(5)
Michael Raeford, Jr.’s Total Number of Shares Owned comes from 141,266 shares of owned common stock and the shares fromo grants that are vested or will vest within 60 days from the date hereof. It does not include those that vest after that. Option Grants: Mr. Raeford, Jr. received three option grants: 1) a fully-vested grant of 169,668 shares on January 1, 2006 carrying a strike price of $0.26, 2) a grant dated July 1, 2006 for 72,000 shares with a strike price of $0.30, that vest in an equal, monthly amounts (3,000 shares), over two years. From this grant, 27,000 shares were included in his total and 45,000 shares were not, and 3) A grant for 20,000 shares, dated February 6, 2007, with shares vesting over a four year period , that carry a strike price of $0.30. Of this grant, 417 shares were included and 19.583 were not. Unexercised options expire after ten years.

(6)
Hank Torbert’s Total Shares comes from the 60,126 that he owns of common stock, the vested poption of a two dollar grant he received, fully-vested (30,000 shares), pluis the amount of stock he owns in Preferred, Series B (2,900 shares) of common that he owns. Option Grants: On July 28, 2006, Mr. Torbet received an award of 30,000, fully-vested shares of common, with a strike price of $2.00, per share. All were included in his total. Nothing was excluded. Unexercised options expire after ten years.

(7)	Pinetree Capital’s total shares include 104,000 shares of common stock, 300,000 shares of Prefered, Series A, 267,357 shares of Prefered, Series B, and 150,000 shares of Preferred, Series C.
(8)
Includes 386,300 shares of common stock held by Mac & Co., 400,000 shares of common stock held by Jayvee, 22,400 shares of common stock held by GWL Growth Equity, and 91,300 shares of common stock held by London Life Growth Equity, all of which are affiliates of AGF Funds, Inc.

(9)
PFH Investments include 500,000 shares of common stock connected with a convertible debenture in which the principle balance of the loan PFH made to Fluid may be exchanged for common stock at the rate of $2.00 per share and a warrant for $2.00 per share issued in connection to that debenture attributable to a work fee.

(10)
Brad Greenspan owns 166,667 shares of common stock, 100,000 shares of Preferred, Series A, 143,000 shares of Preferred, Series B, and a 50,000 share warrant, associated with a loan Mr. Greenspan gave to the Fluid.

(11)	Includes the shares of common stock listed in above footnotes (1) through (5).

Compensation Pursuant To Plans

Except for the company’s 2005 Stock Incentive Plan, for the fiscal year ended December 31, 2006, and the subsequent period up to the date of this filing, Fluid Media did not adopt any plans, and therefore there is no compensation to the Fluid Media executives pursuant to a stock option plan or any other plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions between the Freedom 20 and the Founding Stockholders

Immediately prior to the consummation of the Merger, the Company acquired an aggregate of 100,000 shares of Freedom 20’s common stock from Getting You There, Inc. for an aggregate purchase price of $1.00 and 82,500 shares of Fluid Audio Network, Inc.’s common stock. Subsequent to this transaction, we will change our name to Fluid Media Network, Inc.

Relating to FAN Prior to the Closing of the Reverse Merger

Justin F. Beckett made several loans and advances to the Company since inception. As of December 31, 2004, he loaned Fluid Audio an aggregate amount of $304,843. As of December 31, 2006, Fluid Audio has outstanding under these loans and advances the aggregate principal amount of $85,334, accruing interest at a rate of twelve percent (12.0%) per annum. As of the February 7, 2007, the Company has repaid all amounts due him.

Effective September 30, 2004, we entered into a Restricted Stock Purchase Agreement with Robert Buch pursuant to which Buch purchased Forty Nine and Five Hundred Seventy Nine Thousandths (49.579) shares of the Company’s common stock , at a price per share of $0.01, or 506,056 shares of common stock after giving effect to the subsequent forward stock split of the Company. In addition, Mr. Buch was granted certain tag-along rights and anti-dilution protection. Upon the expiration of the Anti-Dilution Period, we agreed to issue to Mr. Buch such number of shares of common stock such that the percentage of capital stock of the Company held or controlled by Mr. Buch immediately following the expiration of the Anti-Dilution Period (or with respect to a change of control, immediately prior to such change of control) shall equal five percent (5%). The Anti-Dilution Period expired upon the consummation of the Debenture Offering on January 31, 2007, for a principal amount of $2,300,000 of certain 12% unsecured convertible debentures. Upon conversion of the Debentures and the securities issued in connection with such Debentures, we will be obligated to issue to Mr. Buch such number of shares of common stock so that Mr. Buch will hold 5% of the issued and outstanding securities of the Company calculated on a fully-diluted basis. Notwithstanding anything herein to the contrary, if the Anti-Dilution Securities when issued to Mr. Buch are not freely tradable by Mr. Buch (either by virtue of a lack of a public market, as a result of contractual restrictions or otherwise), Mr. Buch may elect at his sole option to postpone the issuance of the Anti-Dilution Securities until the earlier of (i) a change of control (ii) such time as the Anti-Dilution Securities are freely tradable, or (iii) such other time as chosen by Mr. Buch; provided, however, that any postponement by Mr. Buch shall not result in an extension of the Anti-Dilution Period nor the issuance of any additional securities.

On March 15, 2006, we entered into an agreement with Robert Buch pursuant to which Mr. Buch granted us the right, effective as of the termination date of Mr. Buch’s engagement or employment with the Company, to repurchase 260,600 shares of Common Stock held by Mr. Buch (the “Restricted Shares”) and all shares of Common Stock issued to Mr. Buch pursuant to that certain Restricted Stock Purchase Agreement by and between Mr. Buch and the Company, effective September 30, 2004 (the “RSPA Shares”), at a per share price of $0.01. The Company’s repurchase option expires: (i) with respect to 8,986 shares of the Restricted Shares on a monthly basis with the option expiring in full on August 1, 2008; and (ii) with respect to the RSPA Shares in the same proportion as the Restricted Shares (i.e. if upon the issuance of the RSPA Shares, the Company’s repurchase right has expired with respect to 75% of the Restricted Shares, and 12 months remain until the repurchase right shall have expired with respect to all the Restricted Shares, the Company’s repurchase right will only apply to 25% of the RSPA Shares upon issuance and will expire ratably on a monthly basis over a 12 month period). The Company’s repurchase right will expire with respect to all Restricted Shares upon the consummation of a change of control or a termination of Mr. Buch’s engagement or employment with the Company without cause. The repurchase option is exercisable for a period of 60 days after the date of termination of Mr. Buch’s engagement or employment, provided that the Company may extend such period for up to one year after the termination date if the board reasonably determines that such extension is necessary to prevent a material adverse effect on the Company’s financial or operational status.

VIZX Corporation is a party to common stock transfer agreements with each of Robert Buch, Karen Maddison and Michael Raeford, pursuant to which each individual grants to VIZX the following rights, among other things: (i) drag along right pursuant to which VIZX may require such individual to sell all or any portion of the Company stock owned by such individual in the event VIZX receives an offer from a third party to purchase all of the share capital of the Company controlled by VIZX and such purchase is conditioned upon the sale of the securities held by such individual to such third party investor; and (ii) right of first refusal to purchase shares to be sold by such individual, excluding however, certain permitted transfers.

The Company, together with certain preferred stockholders, are a party to a Stockholders Agreement dated July 28, 2006, which provides, among other things, that: (i) the Company will be prohibited from taking certain actions without the consent of holders holding 66 2/3% of the Series E Preferred Stock (the predecessor-in-interest to the Series C Preferred Stock); and (ii) the stockholders shall be entitled to pre-emptive rights, tag along rights, drag along rights and piggyback registration rights (subject to customary underwriter cutbacks).

DESCRIPTION OF SECURITIES

        The authorized capital stock of the Company consists of 110,000,000 shares, including 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, 5,964,318 shares of Common Stock, 1,800,000 shares of Series A Preferred Stock, 1,044,124 shares of Series B Preferred Stock and 1,078,000 shares of Series C Preferred Stock are issued and outstanding.
Common Stock

Voting Rights

All shares of the Company’s common stock have equal voting rights, with one vote per share, on all matters submitted to the stockholders for their consideration. The shares of common stock do not have cumulative voting rights.

Dividends

Subject to the prior rights of the holders of any series of preferred stock which may be issued, holders of common stock are entitled to receive dividends, when and if declared by the Board of Directors, out of company funds legally available therefor.

Preemptive and Liquidation Rights

Holders of shares of the Company’s common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of the company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and after the liquidation preference of any preferred stock outstanding at the time.

Other

There are no sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, of which 1,800,000 shares have been designated Series A Preferred Stock and of which 1,800,000 shares are issued and outstanding, 1,200,000 shares have been designated Series B Preferred Stock and of which 1,044,124 shares are issued and outstanding and 1,200,000 shares have been designated Series C Preferred Stock and of which 1,078,000 shares are issued and outstanding. Under our Certificate of Incorporation, the Board of Directors may issue shares of preferred stock in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the board of directors may determine. This is commonly referred to as “blank check” preferred stock. Blank check preferred stock may make it more difficult for current management to be replaced since management may use it to defeat an unsolicited takeover by increasing the number of shares of common stock held by existing shareholders.

Unless otherwise required under law, holders of Series A, B and C Preferred Stock vote on an “as converted” basis together with the holders of Common Stock as a single class.

Series A

Holders of Series A Preferred Stock are entitled 5% dividends, when and if declared by the board. They are entitled to dividend and liquidation preferences pari passu to the holders of the Series B and C Preferred Stock. At any time after the fifth anniversary of the original issue date of these securities and upon the approval of holders of a majority of the Series A Preferred Stock, holders of Series A Preferred Stock can cause the Company to redeem their shares in three annual installments by giving written notice thereof.

Series B

Holders of Series B Preferred Stock are entitled 5% dividends, when and if declared by the board. They are entitled to dividend and liquidation preferences pari passu to the holders of the Series A and C Preferred Stock. At any time after the fifth anniversary of the original issue date of these securities and upon the approval of holders of a majority of the Series B Preferred Stock, holders of Series B Preferred Stock can cause the Company to redeem their shares in three annual installments by giving written notice thereof.

Series C

Holders of Series C Preferred Stock are entitled 5% dividends, when and if declared by the board. They are entitled to dividend and liquidation preferences pari passu to the dividend and liquidation preferences of the Series A and B Preferred Stock. At any time after the fifth anniversary of the original issue date of these securities and upon the approval of holders of a majority of the Series C Preferred Stock, holders of Series C Preferred Stock can cause the Company to redeem their shares in three annual installments by giving written notice thereof. We are required to issue to holders of Series C Preferred Stock additional shares of preferred stock based on a broad based weighted average adjustment in the event of an issuance of shares of common stock at a per share price that is less than the conversion price then in effect. Shares of the Series C Preferred Stock are subject to a limited adjustment to the conversion formula in the event that a liquidity event fails to occur within certain time periods.

Registration Rights

We are party to an Agency Agreement with Wellington West Capital Markets and CIBC World Markets to serve as agents for the financing. Pursuant to the terms of the Agency Agreement, we agreed that not later than January 28, 2007, we will: (i) use all commercially reasonable efforts to qualify the securities convertible upon conversion of the Series C Preferred Shares (which is the predecessor in interest to the Series C Preferred Stock) (for the purpose of removing the trading restrictions thereon) in the United States and Canada (whether it is common stock of the Company or other securities for which the Series C Preferred Shares are exchanged in connection with a reorganization); and (ii) cause such securities to be listed on the TSX, TSX-V, Nasdaq or AIM.

Holders of Series C Preferred Stock Warrants and parties to the Company’s stockholders agreement dated July, 28, 2006, have piggyback registration rights. GMP Securities L.P., NBCN Clearing Inc. ITF Wellington West Capital Markets Inc., CBC World Markets, Inc. are holders of Series C Preferred Stock Warrants.

Except as set forth above, we have granted no registration rights.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not currently trading on any stock exchange and is not it quoted on any quotation system or traded in any other manner in the public markets. We are not aware of any market activity in our stock since inception through the date of this filing.

Holders

As of the date of this filing, there are 32 record holders of 5,964,818 shares of our common stock, 25 record holders of 1,800,000 shares of our Series A Preferred Stock, 35 record holders of 1,044,124 shares of our Series B Preferred Stock and 13 record holders of 1,078,000 shares of our Series C Preferred Stock.

Dividends

We do not intend to pay cash dividends on our common stock and preferred stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on the common stock and the preferred stock will rest solely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock or preferred stock since inception.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

See the information set forth in Item 4.01 of this Current Report on Form 8-K which is incorporated herein by reference.

RECENT SALES OF UNREGISTERED SECURITIES

See the information set forth in Item 3.02 of this Current Report on Form 8-K which is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides that we are required to indemnify an officer, director, or former officer or director, to the full extent permitted by Section 145 of the Delaware General Corporate Law, provided that the person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Company. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

Item 3.02.  Unregistered Sales of Equity Securities

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Unregistered Sales by Freedom 20

We issued 100,000 shares of Freedom 20 Common Stock on June 27, 2006, to Getting You There, LLC (“GYT”), an entity owned by Virginia K. Sourlis, the sole officer and director of Freedom 20, for aggregate purchase price of $2,100. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from GYT. On February 14, 2007, we redeemed all of these shares from GYT for an aggregate purchase price of $1.00 and 82,500 shares of the Company’s Common Stock.

 Unregistered Sales by Fluid Audio Prior To Consummation Of The Sale And Merger

Series A Preferred Stock Financing

On March 8, 2005, we consummated a financing pursuant to which FAN sold and issued 1,500,000 shares of Series A Preferred Stock at a per share price of $1.00 for gross proceeds of $1,200,000 in cash and the retirement of $300,000 debt owed to our Chief Executive Officer, Justin Beckett. A additional grant of 300,000 shares of Series A Preferred Stock was made to Lorne Abony, the Chairman of FAN’s Board of Directors, for services redendered in such capacity, which was recorded as a $300,000 expense in the accompanying financial statements for the fiscal year ending December 31, 2005 (audited). Fluid issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering and representations and warranties obtained from the individuals.

Series B Preferred Stock Financing

On August 11 and September 1, 2005, we consummated a financing pursuant to which FAN sold and issued an aggregate of 1,017,447 shares of Series B Preferred Stock at a per share price of $1.75 for gross proceeds of $1,798,033. Brokers and agents involved with the sale received 33,354 shares of Series B Preferred Stock and warrants to purchase 43,354 shares of Series B Preferred Stock, at an exercise price $1.75 per share. Fluid issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering and representations and warranties obtained from the individuals. In November 2006, a total of 26,677 warrant shares were exercised at the price of $1.75 per share, or $46,684.75. The total number of shares issued and outstanding of this series is 1,044,124.

Series C Preferred Stock Financing

On February 8, 2006, FAN consummated a financing pursuant to which FAN sold and issued 1,084,980 shares of Series C Preferred Stock at a per share price of $2.00 for gross proceeds of $2,169,960. FAN issued warrants to acquire 70,980 shares of Series C Preferred Stock at an exercise price of $2.00 per share. Fluid issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering and representations and warranties obtained from the individuals.

Series D Preferred Stock Financing

On or about May 4, 2006, FAN consummated a financing pursuant to which FAN sold and issued 350,000 shares of Preferred Stock, Series D for $3.00 per share, raising gross proceeds of $1,050,000.

On May 29, 2006, FAN issued to a single investor a debenture in the principal amount of $1,000,000, with interest payable quarterly at 15% per annum. The debenture matures on May 29, 2009 and is convertible into shares of FAN’s common stock at a conversion price of $3.00 per share. The agreement provides that the nominal interest rate of 15% will increase to 20% per annum with interest on unpaid principal and interest after the maturity date of the Debenture. In connection with such debenture, the debenture holder was also granted warrants to purchase up to 166,667 shares of FAN common stock at the exercise price of $3.00 per share. Fluid issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering and representations and warranties obtained from the individuals.

As a result of certain anti-dilution provisions associated with the Series D Preferred Stock, holders of the Series D Preferred Stock were subsequently issued an additional 175,000 shares of Series D Preferred Stock in connection with the Series E Preferred Stock Financing. The exercise price of the warrant and the conversion price of the debenture and the Series D Preferred Stock were reduced to $2.00 per share.

Series E Preferred Stock Financing

On July 28, 2006, FAN consummated a financing pursuant to which FAN sold and issued 1,078,000 shares of Series E Preferred Stock at a per share price of $2.00 per share for gross proceeds of $2,156,000. FAN also issued warrants to acquire up to 71,960 shares of Series E Preferred Stock, at an exercise price of $1.70 per share. Fluid issued these shares in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering and representations and warranties obtained from the individuals.

Other Issuances

In August 2005, FAN issued 641,881 fully-vested shares of Common Stock with a Conditional Repurchase Right in exchange for services to be performed by one consultant over a three year period of time, through July 2008. The value of those shares was determined by applying a discount to the Preferred Stock, Series B per share price of $1.75, issued in September 2005, to account for the lack of dividend rights and lack of liquidation preference that Common Stock shareholders receive. Consequently, those Common shares were valued at $1.45, for a total of $930,727.

The consultancy agreement mentioned above was terminated in December 2005. In connection therewith, FAN exercised its Conditional Repurchase Right to repurchase 552,724 shares at a declared price of $0.15 per share, or $82,908. FAN repurchased these shares over a three month period ending May 8, 2006, leaving a net of 89,157 shares that were not repurchased. These amounts were recognized in the Company’s audited financial statements and disclosed within the Notes to them.

The Debenture Offering

On January 31, 2007, we issued and sold a principal amount of $2,600,000 of certain 12% unsecured convertible debentures of the Company (the “Debentures”) to several investors in a private placement offering based upon an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933, as amended, in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from the investors. The Debentures mature January 31, 2008 (the “Maturity Date”) and accrue interest at a rate of 12% per annum, calculated and compounded annually, payable on the earlier of the Maturity Date and the date of conversion of the Debentures. Subscribers will have a right to elect to receive the accrued interest payable in cash or to have the amount of accrued interest added to the outstanding principal amount of the Debentures. All payments of interest in cash will be net of applicable withholding taxes.

The Debentures will be convertible, at the option of the holder, at any time following the completion of a Liquidity Event (as hereinafter defined) and prior to the Maturity Date into shares of common stock of the Company or Common Shares of ShellCo (in either case, as applicable, the “Conversion Securities”). The number of Conversion Securities into which the Debentures will be converted will be equal to (if applicable, the Canadian dollar equivalent of) the outstanding principal amount of the Debentures (including, if applicable, any accrued and unpaid interest thereon not paid in cash), divided by 90% of the IPO Price (as hereinafter defined) or, in the case of the occurrence of a Liquidity Event by means other than an IPO, 90% of the RTO Price (as hereinafter defined).

For the purposes hereof, “IPO Price” means the price per share (if applicable, the Canadian dollar equivalent) offered in the IPO, “RTO Price” means the deemed price per share (if applicable, the Canadian dollar equivalent) ascribed to the Conversion Securities in connection with a Liquidity Event, as determined in good faith by the board of directors of the Company and “Liquidity Event Price” means the IPO Price or the RTO Price, as the case may be.

We agreed to use our commercially reasonable efforts to complete a Liquidity Event on or prior to July 31, 2007 (the “Liquidation Deadline”), subject to market conditions. In the event that a Liquidity Event (as hereinafter defined) occurs on or prior to the Maturity Date but after the Liquidation Deadline, the Debentures shall be convertible into the number of Conversion Securities referred to under “Conversion Right”, multiplied by 1.1.

The Company agreed to issue share purchase warrants of the Company (the “Warrants”) to the subscribers for Debentures concurrently with the issuance of the Debentures. Each Warrant will entitle the holder to purchase such number of Conversion Securities as is equal to the number of Conversion Securities issued upon conversion of the Debentures (including, if applicable, any additional Conversion Securities issued as a result of the “Liquidity Penalty”), at an exercise price per share (if applicable, the Canadian dollar equivalent) equal to 50% of the Liquidity Event Price. The Warrants will only be exercisable (i) following the occurrence of a Liquidity Event on or prior to the Maturity Date, (ii) to the extent as the holder’s Debentures are converted into Conversion Securities, and (iii) during the 12 month period following the date of completion of the Liquidity Event.

In connection with the private placement of the Debentures, we issued the placement agent warrants entitling the holder to acquire such number of Convertible Securities and Warrants as is equal to 7% of the aggregate number of Shares that are issuable upon conversion of all of the Debentures sold pursuant to the Offering, exercisable at the Liquidity Event Price (as hereinafter defined) per share for a period of 12 months following the date of completion of the Liquidity Event (as hereinafter defined).

For the purposes hereof, a “Liquidity Event” means the Company obtaining a listing or quotation of its shares of common stock (or, in the event that the Company undergoes a corporate reorganization whereby the Company becomes a wholly-owned subsidiary of another company (“ShellCo”), the common shares of ShellCo) on either of the Toronto Stock Exchange or the TSX Venture Exchange and, at the option of the Company, in addition thereto, Nasdaq or the Alternative Investment Market of the London Stock Exchange, by way of an initial public offering (an “IPO”) or any other transaction which provides holders of the Company’s shares of common stock with comparable liquidity that such holders would have received if such listing or quotation was obtained, including by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Company’s assets, exchange of assets or similar transaction or other combination with a reporting issuer or a reporting company, with the result that, after giving effect to the occurrence of such Liquidity Event, the Conversion Securities issued upon conversion of the Debentures and exercise of the Warrants will become freely-tradeable by the holders thereof under applicable securities laws in Canada (subject to usual control person restrictions).

The Debentures, the Warrants, the Conversion Securities (as hereinafter defined) issuable upon conversion of the Debentures and the Conversion Securities issuable upon exercise of the Warrants will be subject to resale restrictions under applicable securities laws. The Debentures shall constitute unsecured indebtedness of the Company ranking pari passu with all existing or future unsecured and unsubordinated indebtedness of the Company.

The Company intends to use the net proceeds of the offering for product and partner platform deployment and general corporate purposes.

Item 4.01.  Changes in Registrant’s Certifying Accountant

Effective as of February 14, 2007, Freedom 20 dismissed Conner & Associates, PC (“Conner”) as its independent accountants. Conner had previously been engaged as the principal accountant to audit its financial statements. The reason for the dismissal of Conner is that, following the consummation of the Merger on February 14, 2007, (i) the former stockholders of Fluid owned a majority of the outstanding shares of our common stock and (ii) Freedom 20’s primary business unit became the business previously conducted by Fluid. It was more practical that Fluid’s independent auditors be engaged, going forward.

The report of Conner on Freedom 20’s financial statements for the period from June 27, 2006 (inception) to June 30, 2006 did contain an adverse opinion or disclaimer of opinion, it was qualified or modified as to uncertainty, audit scope or accounting principles. The report contained a going concern opinion on the financials statements as of June 30, 2006 because Freedom 20 was a blank check company with no assets and the shareholder of the company was not legally obligated to fund the activities of the company.

The decision to change accountants was approved by Freedom 20’s board of directors on February 14, 2007.

From June 27, 2006 through February 14, 2007, there were no disagreements between Freedom 20 and Conner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Conner, would have caused it to make reference to the matter in connection with the firm’s reports.

Freedom 20 made the contents of this Current Report on Form 8-K available to Conner and requested it to furnish a letter addressed to the SEC as to whether it agrees or disagrees with, or wishes to clarify our expression of our views, or wished to provide any additional information. A copy of Conner’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

        On January 11, 2007, Fluid Audio dismissed Stonefield Josephson, Inc. (“SJ”) as their independent auditors. The decision to dismiss SJ was approved by our board of directors. SJ had previously been engaged as the principal auditors to audit Fluid Audio’s financial statements. The report of SJ on Fluid Audio’s financial statements for the period from March 12, 2002 (inception) to December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

        There report did express substantial doubt regarding Fluid Audio’s ability to continue as a going concern.

        There were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)) during the  period from March 12, 2002 (inception) to December 31, 2005, except for a material weakness in internal control communicated to us by Stonefield Josephson, which related to accounting adjustments proposed by Stonefield Josephson with respect to certain equity transactions and incorrect capitalization of a license agreement.

There were no disagreements between Fluid Audio and SJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of SJ, would have caused it to make reference to the matter in connection with the firm’s reports. A copy of SJ’s letter to the SEC is included as Exhibit 16.2 to this Current Report on Form 8-K.

We have provided SJ with a copy of the disclosures we are making in response to this Item and have requested SJ to furnish a letter addressed to the SEC stating whether it agrees with the statements made by us and, if not, stating the respects in which it does not agree. A copy of SJ’s letter to the SEC is included as Exhibit 16.2 to this Current Report on Form 8-K.

The interim financial statements of the company as of and for any interim period during the years ended December 31, 2005 or 2006 have not been audited or reviewed by Stonefield Josephson, Inc.

On January 11, 2007, Fluid Audio engaged Singer Lewak Greenbaum & Goldstein LLP (“Singer”) as its new, independent registered public accounting firm. The appointment of Singer was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through September 30, 2006, Fluid Audio did not consult Singer regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Prior to engaging Singer, the Registrant had not consulted Singer regarding the application of accounting principles to any specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Item 5.01.  Changes in Control of Registrant.

As a result of the Sale and Merger, the Company experienced a change in control, with the former stockholders of Fluid Audio acquiring control of the Company. Additionally, as a result of the Sale and Merger, the Company ceased being a shell company. Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2007, upon the consummation of the Sale and Merger, Virginia K. Sourlis resigned from the Company’s board of directors and from all of her positions as an officer of the Company. Her resignation was in connection with the Sale and Merger and did not relate to any disagreement with the Company. Simultaneously with Ms. Sourlis’ resignation from the Company, the Justin F. Beckett and Hank Torbert were appointed to the Board of Directors of the Company. The Board appointed the Justin F. Beckett as the Company’s Chief Executive Officer and President; Robert Buch as the Company Chief Operating Officer; David Williams as the Company’s Chief Financial Officer; James Williams as the Company’s Chief Technology Officer and Michael D. Raeford, Jr. as the Company’s Chief Metrics Officer.

All directors hold office for one-year terms until the election and qualification of their respective successors. Officers are elected by the board of directors and serve at the discretion of the board.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2007, in connection with the Sale and Merger disclosed in Items 1.01 and 2.01, Freedom 20 changed its name to “Fluid Media Networks, Inc.” pursuant to a short-form merger of Fluid Audio Network, Inc., a Delaware corporation, with and into Freedom 20.

Item 5.06.  Change in Shell Company Status

Pursuant to the Sale and Merger disclosed in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company ceased being a shell company as of February 14, 2007. Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this Current Report, which disclosures are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Fluid’s audited financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004 and the Registrant’s unaudited pro-forma consolidated financial statements for the nine-month interim period ended September 30, 2006 and the year ended December 31, 2005 are filed in this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1.

(c) Exhibits

3.1(1)	Certificate of Incorporation of Freedom 20, Inc.

3.2	Certificate of Incorporation of Fluid Audio Network, Inc.

3.3	Certificate of Merger of Fluid Audio Network, Inc. into Freedom 20, Inc.

3.4	Certificate of Amendment to Certificate of Incorporation of Freedom 20, Inc.

3.5(1)	By-laws of Fluid Media Networks, Inc. (f/k/a Freedom 20, Inc.)

4.1	Form of common stock certificate of Fluid Media Networks, Inc.

10.1	Lease of the registrant’s principal executive offices, as amended

10.2	Plan and Agreement of Merger, dated February 14, 2007, by and between Freedom 20, Inc. and Fluid Audio Network, Inc.

10.3	Subscription Agreement, dated February 14, 2007, by and between Freedom 20, Inc. and Fluid Audio Network, Inc.

10.4#	Agreement dated March 8, 2005 between Fremantlemedia North America, Inc. and Fluid Audio

10.5	Stock Restriction Agreement dated March 15, 2006, by and between Fluid Audio and Robert Buch

10.6	Stock Purchase Agreement dated September 30, 2004, by and between Fluid Audio and Robert Buch

10.7	Fluid Audio Stock Option Plan dated July, 2005

16.1	Letter from Conner and Associates, PC, dated February 14, 2007

16.2	Letter from Stonefield Josephson, Inc. dated February 14, 2007

21.1	Subsidiaries of the Registrant

99.1	Unaudited pro forma financial statements

(1) Incorporated by reference from the Company’s Registration Statement on Form 10SB (SEC FILE Number: 000-52118) filed July 7, 2006.

# Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Fluid Audio Network, Inc.

Financial Statements

From Inception on March 15, 2002 to December 31, 2005

Fluid Audio Network, Inc.
Table of Contents
From Inception on March 15, 2002 to December 31, 2005

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements:
Balance Sheets	2-3
Statements of Operations	4
Statement of Stockholders’ Deficit	5
Statements of Cash Flows	6
Notes to Financial Statements	7-21

Report of Independent Registered Public Accounting Firm

Board of Directors
Fluid Audio Network, Inc.
Culver City, California

We have audited the accompanying balance sheets of Fluid Audio Network, Inc. (a development company) as of December 31, 2005 and 2004 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluid Audio Network, Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred net losses of $2,792,681 and $155,169 for the years ended December 31, 2005 and 2004, respectively, used cash for operations in the amount of $2181,568, during the year ended December 31, 2005 and had an accumulated deficit of $3,084,264 at December 31, 2005. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
May 30, 2006

Fluid Audio Network, Inc.
A Development Stage Company
Balance Sheets

	December 31, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$120,184	$12,574

Preferred stock subscription receivable (see Note 5)	250,000	-
Prepaid expenses	3,948	-
Other receivables	56,969	-
Deferred expenses	199,046	-

Total current assets	630,147	12,574
Fixed assets:
Website development costs, net of accumulated amortization of $4,597	162,064	-
Equipment and fixtures, net of depreciation	77,063	-

Total fixed assets	239,127	-
Other assets:
Internet URL purchases	10,433	1,688
Rent deposit	11,844	-

Total other assets	22,277	1,688

	$891,551	$14,262

(Continued)

The accompanying notes form an integral part of these financial statements.

Fluid Audio Network, Inc.
A Development Stage Company
Balance Sheets (continued)

	December 31, 2005	December 31, 2004

Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$35,554	$-
Accrued expenses	50,609	-
Accrued vacation	13,351	-
Deferred revenue	234,802	-

Total current liabilities	334,316	-

Long-term liabilities:
Due to shareholder	54,011	304,843
Dividend payable	99,213	-

Total liabilities	487,540	304,843

Commitments and contingencies (Note 8)

Convertible redeemable preferred stock:
Preferred Series A ($1,800,000, with liquidation preference)	1,800,000	-
Preferred Series B ($1,780,532, with liquidation preference)	1,657,219	-

Total convertible redeemable preferred stock	3,457,219	-

Stockholders’ Deficit:
Common Stock, $.001 par value; 10,000,000 authorized,
4,773,219 shares issued and outstanding in 2005 and
4,131,338 shares in 2004	643	2
Additional paid-in-capital	30,413	1,000
Deficit accumulated during the development stage	(3,084,264)	(291,583)

Total stockholders’ deficit	(3,053,208)	(290,581)

	$891,551	$14,262

The accompanying notes form an integral part of these financial statements.

Fluid Audio Network, Inc.
A Development Stage Company
Statements of Operations

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from Inception (March 15, 2002) to December 31, 2005

Revenue
Artist services	$66,114	$-	$66,114
Advertising/sponsorship	201,560	-	201,560

Total revenue	267,674	-	267,674

Cost of goods sold	86,537	-	86,537

Gross profit	181,137	-	181,137

Expenses:
Marketing and promotions	775,679	4,439	798,648
Office and administration	232,948	2,871	237,084
Professional and consulting	876,494	147,859	1,132,638
Salaries and payroll taxes	770,217	-	778,551
Fremantle operating license	300,000	-	300,000
Depreciation and amortization	20,123	-	20,123

Total expenses	2,975,461	155,169	3,267,044

Loss from operations	(2,794,324)	(155,169)	(3,085,907)
Other income
Interest income	4,303	-	4,303

Loss before income taxes	(2,790,021)	(155,169)	(3,081,604)
Income taxes	2,660	-	2,660

Net loss	$(2,792,681)	$(155,169)	$(3,084,264)
Earnings per share
Net loss	$(2,792,681)	$(155,169)
Dividends	(131,423)	-

Net loss available to common shareholders	(2,924,104)	(155,169)

Common stock, weighted average	4,398,788	1,377,113

Earnings per share, basic and diluted	$(0.66)	$(0.11)

The accompanying notes form an integral part of these financial statements.

Fluid Audio Network, Inc.
A Development Stage Company
Statement of Stockholders' Deficit
Period from Inception on March 15, 2002 through December 31, 2005

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Net loss for the period from inception
March 15, 2002 to December 31, 2002	-	$-	$-	$(57,016)	$(57,016)

Balance at December 31, 2002	-	-	-	(57,016)	(57,016)

Net loss for the year ended December 31, 2003				(79,398)	(79,398)

Balance at December 31, 2003	-	-	-	(136,414)	(136,414)

Issuance of common stock
upon incorporation (September 2004)
(reflects stock split; see Note 6)	3,700,000	1	999		1,000

Issuance of common stock
(September 2004)
(Reflects stock split; see Note 6)	431,338	1	1		2

Net loss for the year ended December 31, 2004				(155,169)	(155,169)

Balance at December 31, 2004	4,131,338	2	1,000	(291,583)	(290,581)

Issuance of common stock
for services (see Note 6)
(August 2005)	641,881	641	128,627		129,268

Warrants issued in connection with Series B Preferred Stock			32,209		32,209

Accretion of discount on Series B
Preferred Stock accounted for as a dividend			(32,209)		(32,209)

Undeclared, accrued dividends for Series A			(73,171)		(73,171)

Undeclared, accrued dividends for Series B			(26,043)		(26,043)

Net loss for the year ended December 31, 2005				(2,792,681)	(2,792,681)

Balance at December 31, 2005	4,773,219	$643	$30,413	$(3,084,264)	$(3,053,208)

The accompanying notes form an integral part of these financial statements.

Fluid Audio Network, Inc.
A Development Stage Company
Statements of Cash Flows

			Period from Inception
	Year Ended	Year Ended	(March 15, 2002) to
	December 31, 2005	December 31, 2004	December 31, 2005
Cash flows provided by (used for) operating activities:
Net loss	$(2,792,681)	$(155,169)	$(3,084,264)

Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Depreciation and amortization	20,123	-	20,123
Issuance of common stock for services	129,268	-	129,268
Issuance of preferred stock Series A for services	300,000	-	300,000

Changes in assets and liabilities:
(Increase) decrease in assets:
Other deferred receivables	(15,000)	-	(15,000)
Other receivables	(41,969)	-	(41,969)
Prepaid expenses and deposits	(15,792)	-	(15,792)
Deferred expenses	(199,046)	-	(199,046)

Increase (decrease) in liabilities:
Accounts payable and other accrued payables	86,163	-	86,163
Accrued vacation leave	13,351	-	13,351
Deferred revenue	234,802	-	234,802
Dividends payable	99,213	-	99,213

Total adjustments	611,113	-	611,113

Net cash used for operating activities	(2,181,568)	(155,169)	(2,473,151)

Cash flows used for investing activities:
Equipment and fixtures	(92,589)	-	(92,589)
Website development costs	(166,662)	-	(166,662)
Internet URL purchases	(8,745)	(994)	(10,433)

Net cash used for investing activities	(267,996)	(994)	(269,684)

Cash flows provided by (used for) financing activities:
Preferred stock subscription receivable	(250,000)	-	(250,000)
Dividends	(99,213)	-	(99,213)
Due to shareholder loan	49,168	167,735	354,011
Issuance of Preferred Series A, net of syndication costs	1,200,000	-	1,200,000
Issuance of Preferred Series B, net of syndication costs	1,657,219	-	1,657,219
Issuance of common stock and APIC	-	1,002	1,002

Net cash provided by financing activities	2,557,174	168,737	2,863,019

Net increase in cash	107,610	12,574	120,184
Cash, beginning of period	12,574	-	-

Cash, end of year	$120,184	$12,574	$120,184

There were no expenses charged for interest in the reporting periods and income tax paid in 2005 was $2,660.

Supplemental disclosure of non-cash financing activities:
March 2005 -- Conversion of $300,000 Shareholder Debt into Series A, Preferred Stock. (see Note 5)
March 2005 -- Issuance of 300,000 shares of Series A, Preferred Stock in exchange for services. (see Note 5)
August 2005 -- Issuance of 89,150 shares of Common Stock in exchange for services.

The accompanying notes form an integral part of these financial statements.

Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(1)	The Company and Nature of Operations

Fluid Audio Network, Inc. (“FAN”) is a development stage company, that began research and development activities on March 15, 2002 and was subsequently incorporated on September 20, 2004 in the State of Delaware. Consistent with this, FAN’s financial statements show expenses in the appropriate periods before the Company was incorporated.

FAN is an online music services company bringing together emerging artists and consumers and consists of several online and offline media-based properties, including the American Idol Underground.com website. According to a licensing agreement with FremantleMedia North America, Inc., the licensor of the American Idol brand, FAN has the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet in a multi-year license agreement.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception of $3,084,264 and used cash for operations in the amount of $2,181,568 during the year ended December 31, 2005. The Company also has a stockholders' deficit of $3,053,208 as of December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. During the year 2006 management intends to raise additional equity financing (including a planned IPO) to fund future operations and to provide additional working capital to increase the customer base of FAN to generate revenues sufficient to achieve profitability (see Note 9, Subsequent Events - Unaudited).

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

When we refer to “we,” “our,” “us” or “FAN” in these Notes, we mean the current Delaware corporation (Fluid Audio Network, Inc.).

(2)	Summary of Significant Accounting Policies

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

(Continued)

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(2)	Summary of Significant Accounting Policies (continued)

Use of Estimates (continued)

On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation of options using Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

We use estimates to determine the values to be booked in our Deferred Revenue and Deferred Expense accounts from barter transactions. Those estimates follow the requirements of APB 29, Accounting for Non-Monetary Transactions, whereby unrealized revenue (Deferred Revenue) and unrealized expense (Deferred Expense) is recorded at either the fair value of the assets acquired or the recorded amount of the assets relinquished, whichever is more readily determinable.

Cash and Cash Equivalents

Cash and cash equivalents are short-term, highly liquid investments with original or remaining maturities of three months or less when purchased. Our financial instruments, including cash, cash equivalents, accounts receivable, funds receivable, accounts payable, and funds payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Fair Value of Financial Instruments

The carrying amounts of FAN's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are recorded at approximate fair value because of their short maturities.

(Continued)

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(2)	Summary of Significant Accounting Policies (continued)

Fixed Assets

Depreciation of equipment, furniture and fixtures and computer software is provided for by the straight-line method over their estimated useful lives of three years. FAN assesses the recoverability of its fixed assets and by determining whether the undepreciated balance over the assets remaining life can be recovered through undiscounted forecasted cash flows. If undiscounted forecasted cash flows indicate that the undepreciated amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at a rate commensurate with the risk associated when achieving future discounted cash flows. Future cash flows are based on trends of historical performance and FAN's estimate of future performances, giving consideration to existing and anticipated competitive and economic conditions.

Website Development Costs

FAN capitalizes website development costs in accordance with EITF 00-2, Accounting for Web Site Development Costs, and SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized. The development costs capitalized for the year ended December 31, 2005 were $166,662. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. These costs are being amortized over a five year period, which approximately coincides with our licensing agreement and options with FremantleMedia North America, Inc. Management believes that its core technology will outlive that licensing agreement and will provide a common, technological base for other websites the Company may chose to develop.

Amortization expense for capitalized development costs the year ended December 31, 2005 was $4,597. Future amortization expense on FAN’s currently capitalized website development costs is:

2006 2007 2008 2009 2010	$33,332 $33,332 $33,332 $33,332 $28,734

(Continued)

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(2)	Summary of Significant Accounting Policies (continued)

Website Development Costs (continued)

Management applies significant judgment when determining whether products under development are technologically feasible or whether it is probable that they will result in additional functionality. These judgments include assessments of our development progress and expected performance. Additionally, the future realizability of capitalized software costs is subject to regular review by management, who consider expected future benefits. The estimates of expected future benefits include judgments about growth in demand for our products, performance by our strategic partners and fair values for related services. Changes in these estimates could require us to write down the carrying value of these capitalized amounts and could materially impact our financial position and results of operations.

Revenue Recognition

FAN’s revenues are derived from Internet advertising services and artist services fees. FAN recognizes revenue from its online sales of spin cards and corporate (banner, etc.) advertising, whereby revenue is recognized in the period(s) in which the FAN’s obligation is fulfilled.

In accordance with SAB 104, Revenue Recognition, and SAB 101, Revenue Recognition in Financial Statements, the Company applies the following four characteristics in determining whether revenue exists that can be recognized: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) seller’s price to the buyer is fixed or determinable, and 4) collectibility is reasonably assured.

FAN recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with APB 29, Accounting for Non-Monetary Transactions, whereby revenue is recorded at the fair value of the assets acquired or on the recorded amount of the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

FAN believes that EITF 99-17, Accounting for Advertising Barter Transactions, does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of FAN’s barter contracts, something other than advertising is either received or relinquished.

Revenues from barter transactions were $222,852 for the year ended December 31, 2005 which is shown on the accompanying Income Statement in Income from Artist Services ($65,000) and Advertising/Sponsorship ($157,852). The rest of our income is derived from cash sales totaling $44,822 for the year ended December 31, 2005 and is shown on our Income Statement in Income from Artist Services ($1,113) and Advertising/Sponsorship ($43,709). Total income for 2005 is $267,674.

(Continued)

Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(2)	Summary of Significant Accounting Policies (continued)

Deferred Revenue

According to FAN’s revenue recognition policies (SAB 104 and APB 29), mentioned above, costs and revenue to be recognized in future periods are held in these deferred accounts until FAN’s contract obligations are met. Accordingly, FAN’s deferred revenue was $234,802, as of December 31, 2005.

Accounting for Stock-based Compensation

The Company accounts for stock-based employee compensation under the requirements Financial Accounting Standards Board's SFAS 123, Accounting for Stock-Based Compensation, and APB 25, Accounting for Stock Issued to Employees, which does not require compensation to be recorded if the consideration to be received is at least equal to fair value at the measurement date. Non-employee stock-based transactions are accounted for under SFAS 123 which requires compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

SFAS 123 requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options with vesting restrictions which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated value. There have been no options granted under the Company’s stock option plan since the Company’s inception through December 31, 2005.

Advertising Costs

Advertising costs are expensed as incurred and are included in the marketing and promotion lines in the accompanying statements of revenue and expenses. Advertising costs, shown within Marketing and Promotion expenses on FAN’s Income Statement, were $196,392, for year ended December 31, 2005, of which $130,000 originated through bartered transactions. The Company combines Advertising with Marketing and promotions on its Statement of Operations. There were no advertising expenses for the year ended December 31, 2004.

(Continued)

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(2)	Summary of Significant Accounting Policies (continued)

Earnings per Common Share

The calculation of earnings per common share is based on the weighted-average number of common shares outstanding during the period. The calculation for diluted earnings per common share reflects the effect of all dilutive potential common shares that were outstanding during the period. Because of the Company’s net loss, the following Common Stock equivalents are excluded from diluted earnings per share, as their effect is considered anti-dilutive:

Preferred Stock, Series A Preferred Stock, Series B Warrants	1,800,000 1,017,447 43,354

New Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections, which replaces APB 120, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition. The Company will apply SFAS 154 in future periods, when applicable.

(Continued)

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(2)	Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In December 2004, the Financial Accounting Standards Board issued SFAS 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123(R) is effective for fiscal year beginning after June 15, 2005. The Company plans to adopt SFAS 123(R) on January 1, 2006. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123 as originally issued.

In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, an amendment of APB 29, Accounting for Nonmonetary Transactions. The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

(Continued)

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(3)	Fixed Assets

A summary, as of December 31, 2005, is as follows:

Computer hardware	$34,291
Computer software	25,819
Office equipment	20,091
Furniture and fixture	12,388

92,589
Less accumulated depreciation	15,526

$77,063

In 2005, FAN’s depreciation expense on fixed assets was $15,526.

(4)	Related Party Transactions

Justin Beckett, FAN’s Chief Executive Officer, has provided the Company with cash to cover monthly cash shortages. These transactions were recorded under a Due to Shareholder account and are non-interest bearing. As of December 31, 2004, the amount cash he loaned the company and expenses he paid on behalf of the company totaled $304,843, and by February of 2005, the amount owed to him grew to over $349,843.

In March of 2005, $300,000 of the debt owed to Mr. Beckett was converted into 300,000 shares of Series A, Preferred Stock, at its issuance price of $1.00.

Below is the list of transactions for Mr. Beckett, in 2004 and 2005:

Date	Description	Amount

01/01/04	Opening balance due to CEO	$137,106
09/24/04	Purchase of common stock upon Incorporation	(1,000)
12/27/04	Loan from CEO	20,997
12/31/04	Expenses, paid by CEO	147,740
01/20/05	Loan from CEO	25,000
02/22/05	Loan from CEO	20,000
03/15/05	Conversion to Series A, PS	(300,000)
03/15/05	Repayment to CEO	(5,332)
12/31/05	Expenses, paid by CEO	9,500

	Due to shareholder, year end	$54,011

(Continued)

Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(4)	Related Party Transactions (continued)

As of December 31, 2005, a balance of $41,969 was owed to the company from an employee and officer of the company. While that person is no longer working for the Company, we believe that payment arrangements will be forthcoming and the balance owed to FAN will be collected. The balance owed to FAN is shown as Other Receivables on FAN’s Balance Sheet.

(5)	Convertible Redeemable Preferred Stock

During the calendar year of 2005 FAN issued two series of convertible redeemable preferred stock in a private placement to accredited investors. Shares, proceeds and syndication costs for the placement are listed below.

Preferred Stock, Series A

The proceeds from Preferred—Series A were $1,200,000 in cash and the retirement of $300,000 debt owed to Shareholder. A grant of 300,000 shares was made to Lorne Abony, the Chairman of FAN’s Board of Directors which as been recognized as a $300,000 expense in the accompanying financial statements for the fiscal year ending December 31, 2005. Total shares issued were 1,800,000 at $1.00 per share. There were no warrants issued.

Preferred Stock, Series B

The proceeds from Preferred—Series B were $1,722,163 from which $64,944 was deducted to cover legal fees and agent expenses and commissions. In addition to those cash payments, brokers and agents involved with the sale were given 33,354 shares, valued at $1.75 per share, or $58,370, making the total cost of equity to be $123,314. The total number of shares issued were 1,017,447 at $1.75 per share and there were 43,354 warrants, valued at $1.75 per share, given to brokers and agents.

The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect fair value estimates. Therefore, this model does not necessarily provide a reliable single measure of the fair value of the warrants granted under the Preferred, Series B round of financing. The fair value of each warrant was estimated on the date of the grant using the following assumptions for 2005: (1) expected dividend yield of 5.0%; (2) risk-free interest rate of 4.5%; (3) a volatility of 100%; and (4) term expected life of eighteen months. Consequently, a value of $32,209 was given to 43,354 outstanding warrants to purchase Series B, Preferred Stock. The resulting discount on the Convertible Redeemable Preferred Stock has been immediately amortized in a manner similar to a dividend.

Of the total, net cash raised on this round of financing, ($1,657,219), $250,000 was received on January 9, 2006 which is recognized as Preferred Stock Subscription Receivable in Other Current Assets.

(Continued)

Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(5)	Convertible Redeemable Preferred Stock (continued)

Common Characteristics between Series A and Series B

Both Series A and Series B Preferred Stock have redemption rights which allow the holders to call for a redemption of all outstanding shares, upon a majority vote of the holders of the shares after the fifth anniversary of its issue date. Should this happen, FAN would be obligated to pay the holders of shares of the series that voted for redemption a price equal to the higher of the original issue price or the fair market value, as determined by an independent third party, for each share plus all accrued but unpaid dividends thereon, as soon as it is financially practicable for FAN to do so.

Both Series A and Series B Preferred Stock contain voting rights and a voluntary conversion feature whereby shares, at the holder’s option, may be exchanged for Common Stock on a one-per-one basis. They also contain an automatic conversion feature to common stock on a one-per-one basis upon the earliest occurrence of one of the following events: the closing of a firm commitment underwritten public offering under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5 million (before deduction for underwriters commissions and expenses), the affirmative vote or written consent of a majority of the then outstanding shares of the applicable Series (either A or B), and the conversion into Common Stock of majority of the originally issued shares of the applicable Series.

In accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and EITF Topic D-98 and ASR 298, because FAN’s preferred stock contain a conditional obligation to redeem for cash, they are classified on the balance sheet between Liabilities and Equity in a section called Convertible Redeemable Preferred Stock.

Both Series A and Series B preferred stock earn dividends at 5%, annually. (see Note 6)

Preferred Stock, Series C and Series D

Subsequent to both Series A and Series B rounds of financing, in 2006, FAN authorized and sold shares designated as Series C and Series D, Preferred Stock (see Note 10, Subsequent Events, unaudited).

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(6)	Stockholders’ Equity

Holders of share of Common Stock generally are entitled to one vote per share. In connection with the election of directors, however, shareholders are entitled to cumulative voting. Holders of Common Stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors out of funds legally available for dividends. In the event of a liquidation or dissolution of the Company, holders of Common Stock are entitled to share in all assets remaining after payments of debts and other liabilities and preferential rights of holders of preferred stock that may be outstanding. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption and sinking fund provisions with respect to shares of Common Stock. All of the shares of Common Stock presently outstanding are fully paid and non-assessable.

All shares of Common Stock other than shares acquired upon conversion of the Series A Preferred Stock or Series B Preferred Stock are subject to a right of first refusal by the Company in the event of certain transfers by the holders of such shares.

FAN has authorized 9,000,000, par $.001, shares of Common Stock and 1,000,000, par $.001, shares of Class A Common Stock. On March 8, 2005, FAN approved and effectuated a forward stock split so that each holder of Common Stock of the Company received 1,000 shares of Class A Common Stock and 2,700 shares of Common Stock. As a result of this split, a combined total of 4,773,219 shares are currently outstanding. The effect of this stock split is given a retroactive application in the attached financial statements.

FAN’s authorized Preferred Stock consists of 5,000,000 shares, of which 1,800,000 have been designated Series A Preferred Stock and has been fully subscribed. Series B Preferred Stock consists of 1,500,000 designated shares of which 1,017,447 have been subscribed. Series C Preferred Stock consists of 1,200,000 shares designated, leaving 500,000 undesignated. The Board of Directors, without further action by the shareholders, has the authority to designate any authorized but undersigned Preferred Stock and to establish the rights, preferences and restrictions of such Preferred Stock.

The holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive 5% cumulative dividends, when and if declared by the Board of Directors, prior and in preference to any dividends on Common Stock. As of December 31, 2005, cumulative dividends were $73,171 for Series A and $26,042 for Series B, totaling $99,213 for the year ending December 31, 2005.

In the event of liquidation or dissolution of the Company, the holders of Series A Preferred stock and Series B Preferred Stock will be entitled to receive, on a pro rata basis but prior and in preference to any of the assets of the Company to the holders of the Common Stock, an amount per share equal to $1.00 per share for each Series A Preferred Stock held by them and $1.75 per share for each share of Series B Preferred Stock held by them, in each case subject to adjustment for any stock, splits, stock dividends, combinations, recapitalizations or the like, plus any unpaid dividends.

(Continued)

Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(6)	Stockholders’ Equity (continued)

The holders of Series A Preferred Stock and Series B Preferred Stock will have the right to convert each share of Series A Preferred Stock and Series B Preferred Stock at anytime after majority vote into one share of Common Stock, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions.

The holders of Series A Preferred Stock and Series B Preferred Stock will be entitled to that number of votes on all matters presented to the stockholders of the Company equal to the number of shares of the Common Stock then issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

In August 2005, FAN issued 641,881 fully-vested shares of Common Stock with a Conditional Repurchase Right in exchange for services to be performed by one consultant over a three year period of time, through July 2008. The value of those shares was determined by applying a discount to the Preferred Stock, Series B per share price of $1.75, issued in September 2005, to account for the lack of dividend rights and lack of liquidation preference that Common Stock shareholders receive. Consequently, those Common shares were valued at $1.45, for a total of $930,727.

In December 2005, the consultancy agreement mentioned above was severed, within the six-month no fault termination clause. This event provided FAN the opportunity to exercise its Conditional Repurchase Right to repurchase 552,724 shares at a declared price of $0.15 per share, or $82,908. FAN repurchased these shares over a three month period ending May 8, 2006, leaving a net of 89,157 shares that couldn’t be repurchased.

In accordance with SFAS 123, Accounting for Stock Issued to Employees, FAN recognized $129,268 as Consulting Expense in 2005 to account for the recognition of compensation relating to five months’ time elapsing over a three-year service agreement.

(7)	Income Taxes

The Company accounts for income taxes under the provisions of SFAS 109, Accounting for Income Taxes, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current financial statements or tax returns.

As of December 31, 2004, the cumulative net operating loss carryforward for Federal Income Tax purposes was $291,583, which created a cumulative deferred income tax benefit of $116,633.

(Continued)

Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(7)	Income Taxes (continued)

As of December 31, 2005, FAN has a net deferred tax asset of $1,155,919 arising from a cumulative net operating loss carryforward for Federal Income Tax purposes of $2,420,194, temporary differences provided by Deferred Revenue of $234,802 and the expense recognized for both Common Stock issued for services ($129,268) and Preferred Stock, Series A issued for services ($300,000). The net deferred tax asset has been completely offset by a valuation allowance, as its realization is not reasonably assured.

These net operating loss carryforwards begin to expire in 2020; however because of the uncertainty of when FAN will become profitable, we are required to reserve against our Deferred Tax Asset, in full. Future changes in FAN's ownership may also result in annual limitations on the amount of carryforwards which FAN can realize in future periods.

FAN is subject to various state and local taxes, which are typically based on a minimum tax due, a capital based computation or on taxable income. State and local tax expense was $2,660 for the period reported.

(8)	Commitments and Contingencies:

Operating Leases

Rent

FAN leases office and equipment, under non-cancelable operating leases expiring at various dates through 2008. The following is a schedule of future minimum lease payments under noncancellable operating leases as of December 31, 2005 for the next three years:

Year ending December 31:
2006	$46,800
2007	46,800
2008	46,800

$$140,400

Rent expense from operations was approximately $35,000 for the year ended December 31, 2005 and no rent expense for the year ended December 31, 2004.

(Continued)

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Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

(8)	Commitments and Contingencies (continued)

Hosting Services

On July 12, 2005, FAN signed a one year lease with a tier-1 provider, Savvis Communications Corporation to host and provide maintenance, support, backup and security of its co-located website servers on a 24/7, 365 basis at 99.9% service level.

These servers host FAN’s principal website, idolunderground.com. The total cost for this commitment, during the initial contract term, is as follows:

August - December 2005	$74,189	- actual
January - May 2006	123,589	- actual
June and July 2006	54,000	- estimate

Total hosting fees, year 1	$$251,778

Once the initial contract term has passed, FAN’s agreement with Savvis continues on a month-to-month basis.

License Agreement

Fremantle License

On March 11, 2005, FAN entered into a three-year license agreement with FremantleMedia North America, Inc. for $1,400,000 to obtain the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet. FAN believes that this is an operating license and, therefore, neither capitalizes the license or report the future liability of its minimum payment obligations on its Balance Sheet.

Over the term of the license, each year FAN is required to pay the higher of a) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee or b) an annual, guaranteed minimum payment, per the following schedule:

Year 2005:	$300,000	- (paid in 2005)
Year 2006:	500,000
Year 2007:	600,000

(Continued)

Fluid Audio Network, Inc.
Notes to Financial Statements
From Inception on March 15, 2002 to December 31, 2005

License Agreement (continued)

In 2007, for the year 2008 (i.e. fourth contract year), FAN has the right to renew the license agreement for an additional year for a minimum royalty fee of $800,000, if all prior years’ minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment or b) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

In 2008, for the year 2009 (i.e. fifth contract year), FAN has the right to renew its license for a second additional year for a minimum royalty fee of $1,000,000, if all prior years’ minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment or b) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

(9)	Subsequent Events

On February 8, 2006, FAN issued 1,084,980 shares of Preferred Stock, Series C for $2.00 per share, raising an additional $1,966,276, net of fees. There were 70,980 warrants at $2.00 per share given and currently, unexercised and outstanding.

On February 17, 2006, FAN, through a wholly-owned subsidiary, Fluid Audio Media, LLC, purchased the advertising rights of American Idol Magazine for $1,100,000 in a sublicensing agreement, approved by the original licensor, FremantleMedia North America, Inc.

On May 2 and 9, 2006, FAN issued 283,330 shares of Preferred Stock, Series D for $3.00 per share, raising $849,990.

[End of Notes]

[The remainder of this page is blank.]

Fluid Audio Network, Inc.

Consolidated Financial Statements

For the Nine Months Ended September 30, 2006 (unaudited) and September 30, 2005 (unaudited)

Fluid Audio Network, Inc.
Consolidated Balance Sheets

	As of September 30th
	2006	2005
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$45,582	$905,077
Restricted cash	200,000	-
Other current assets
Accounts receivable	40,685	-
Preferred stock subscription receivable	11,159	-
Other receivables	5,487	-
Loan origination costs	30,995	-
Prepaid expenses	107,588	-
Deferred expenses	730,852	195,092

Total current assets	1,172,348	1,100,169

Fixed assets:
Website development costs, net of amortization of $41,838	219,524	123,302
Equipment and fixtures, net of depreciation	73,526	89,426

Total fixed assets	293,050	212,728

Other assets:
Investment in affiliate at cost	625,000	-
Intangible assets-acquisition of advertising rights	1,100,000	-
Note receivable and advances	28,271	5,682
Internet URL purchases	-	5,347
Rent deposit	7,896	11,844

Total other assets	1,761,167	22,873

	$3,226,565	$1,335,770

(Continued)

The accompanying notes are an integral part of these financial statements

Fluid Audio Network, Inc.
Consolidated Balance Sheets (continued)

	As of September 30th
	2006	2005
	(Unaudited)	(Unaudited)
Liabilities, Convertible redeemable preferred stock, and Stockholders' Deficit

Current liabilities:
Accounts payable, trade	$336,815	$-
Accrued expenses	234,893	16,708
Accrued vacation	23,532	3,000
Revolving line of credit	100,000	-
Deferred revenue	748,080	228,592

Total current liabilities	1,443,320	248,300

Long-term liabilities:
Convertible debentures payable	955,556	-
Due to shareholder	-	44,511
Dividend payable	346,309	60,028

Total liabilities	2,745,185	352,839

Commitments and contingencies (see footnotes)

Convertible redeemable preferred stock:
Preferred Series A ($1,800,000, with liquidation preference)	1,800,000	1,800,000
Preferred Series B ($1,780,532, with liquidation preference)	1,657,219	1,151,695
Preferred Series C ($2,169,960, with liquidation preference)	1,966,277	-
Preferred Series D ($1,050,000, with liquidation preference)	1,000,000	-
Preferred Series E ($2,156,000, with liquidation preference)	1,956,816	-

Total convertible redeemable preferred stock	8,380,312	2,951,695

Stockholders' deficit:
Common Stock, $.001 par value; 20,000,000 authorized shares,
4,131,338 shares issued and outstanding in 2004
4,773,219 shares issued and outstanding in 2005
4,218,495 shares issued and outstanding in 2006	88	643
Additional paid-in-capital	-	69,599
Accumulated deficit	(7,899,020)	(2,039,006)

Total stockholders' deficit	(7,898,932)	(1,968,764)

	$3,226,565	$1,335,770

The accompanying notes are an integral part of these financial statements

Fluid Audio Network, Inc.
Consolidated Statements of Operations

	For the nine month period
	ending September 30th
	2006	2005
	(Unaudited)	(Unaudited)
Revenue
Artist services	$1,231,444	$-
Advertising/sponsorship	2,581,530	8,000

Total revenue	3,812,974	8,000

Cost of goods sold	1,319,925	2,804

Gross Profit	2,493,049	5,196

Expenses:
Marketing and promotions	3,524,206	251,472
Office and administration	463,333	136,653
Professional and consulting	742,964	645,259
Salaries and payroll taxes	1,416,430	457,359
Fremantle operating license	877,645	250,000
Depreciation and amortization	59,828	15,230

Total expenses	7,084,406	1,755,973

Loss from operations	(4,591,357)	(1,750,777)

Other income
Interest income	4,520	4,154

Loss before income taxes	(4,586,837)	(1,746,623)
Income tax	800	800

Net loss	$(4,587,637)	$(1,747,423)

Earnings per share
Net loss after income taxes	$(4,587,637)	$(1,747,423)
Dividends	(277,418)	(92,237)

Net loss available to common shareholders	(4,865,055)	(1,839,660)

Common stock, weighted average	4,479,072	4,398,788

Earnings per share, basic and diluted	$(1.09)	$(0.42)

The accompanying notes are an integral part of these financial statements

Fluid Audio Network, Inc.
Consolidated Statements of Stockholders' Deficit

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Balance at December 31, 2005	4,773,219	$643	$30,413	$(3,084,264)	$(3,053,208)

Repurchase of common stock
(March & May 2006)	(554,724)	(555)	(82,354)		(82,909)

Non-cash compensation from
employee stock options, January 2006			14,867		14,867

Warrants issued in connection
with Series C Preferred Stock			40,204		40,204

Accretion of discount on Series C
Preferred Stock accounted for as a dividend			(40,204)		(40,204)

Warrants issued in connection
with convertible debenture			50,000		50,000

Warrants issued in connection
with Series E Preferred Stock			40,759		40,759

Accretion of discount on Series E
Preferred Stock accounted for as a dividend			(40,759)		(40,759)

Non-cash compensation from
director stock options, July 2006			6,000		6,000

Non-cash compensation from
employee stock options, July - Sept 2006			1,050		1,050

Undeclared, accrued dividends for Series A			(19,976)	(50,640)	(70,616)

Undeclared, accrued dividends for Series B				(66,587)	(66,587)

Undeclared, accrued dividends for Series C				(69,558)	(69,558)

Undeclared, accrued dividends for Series D				(21,432)	(21,432)

Undeclared, accrued dividends for Series E				(18,902)	(18,902)

Net loss for the nine months ended September 30, 2006				(4,587,637)	(4,587,637)

Balance at September 30, 2006	4,218,495	$88	$-	$(7,899,020)	$(7,898,932)

The accompanying notes are an integral part of these financial statements

Fluid Audio Network, Inc.
Consolidated Statement of Cash Flows

	For the nine month period
	ending September 30th
	2006	2005
	(Unaudited)	(Unaudited)

Cash flows provided by (used for) operating activites:
Net loss	$(4,587,637)	$(1,747,423)

Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Depreciation and amortization	59,828	15,230
Non-cash compensation from employee
stock option plan	21,916	-
Non-cash amortization from warrants
attached to debenture	5,556

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(40,685)
Other deferred receivables	15,000
Note receivable and advances	8,211
Prepaids, loan costs, and deposits	(77,861)	(17,526)
Deferred expenses	(584,632)	(195,092)

Increase (decrease) liabilities:
Accounts payable and other accrued payables	485,546	16,708
Accrued vacation leave	10,182	3,000
Deferred revenue	513,277	228,592
Dividends payable	247,096	60,028

Total Adjustments	663,434	110,940

Net cash used for operating activities	(3,924,203)	(1,636,483)

Cash flows used for investing activities:
Investment in affiliate	(625,000)
Investment in subsidiary	(1,100,000)
Website development costs	(94,700)	(138,532)
Equipment and fixtures	(19,050)	(89,425)
Internet URL purchases.	10,433	(3,659)

Net cash used for investing activities	$(1,828,317)	$(231,616)

(Continued)

The accompanying notes are an integral part of these financial statements

Fluid Audio Network, Inc.
Consolidated Statement of Cash Flows (continued)

	For the nine month period ending September 30th
	2006	2005
	(Unaudited)	(Unaudited)

Cash flows provided by (used for) financing activities:
Preferred stock subscription receivable	$238,841	$-
Dividends	(247,096)	(60,028)
Due to shareholder loan	(54,011)	(260,332)
Line of credit	100,000	-
Note Payable	1,000,000	-
Issuance of Preferred Series A, net of syndication costs	-	1,800,000
Issuance of Preferred Series B, net of syndication costs	-	1,151,695
Issuance of Preferred Series C, net of syndication costs	1,966,277	-
Issuance of Preferred Series D, net of syndication costs	1,000,000	-
Issuance of Preferred Series E, net of syndication costs	1,956,816	-
Purchase of treasury stock	(82,909)	-
Issuance of common stock and APIC	-	129,267

Net cash provided by financing activities	5,877,918	2,760,602

Net increase in cash	125,398	892,503

Cash, beginning of period	120,184	12,574

Cash, on September 30, 2006	$245,582	$905,077

Interest expense and income taxes:
In the nine month period ending September 30, 2006, interest charges were $68,578 and income tax expense was $800. In the comparative period of 2005, there were no charges for interest and income tax expense was $800.

Supplemental Disclosures of non-cash financing activities:
January and July 2006 -- Issuance of 491,669 shares of fully-vested stock options under the employee stock incentive plan.

May 2006 -- Issuance of 500,000 warrants attached to convertible, long term debt.

July 2006 -- Issuance of 168,000 shares of two-year vesting stock options under the employee stock incentive plan.

The accompanying notes are an integral part of these financial statements

FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

IMPORTANT NOTE TO THE READER

The following Notes to Consolidated Financial Statements and Consolidated Financial Statements for the nine month period ended September 30, 2006 and 2005 have not been audited or reviewed by independent auditors.

Management believes the following Notes to Consolidated Financial Statements and Consolidated Financial Statements for the nine month period ended September 30, 2006 and 2005 fully and accurately disclose, in all material respects, the nature of the Company’s business, its financial position and results of operations.

These Notes are to be read in conjunction with our audited Statements and Notes for the two years ended December 31, 2005 and 2004.

THE COMPANY AND NATURE OF OPERATIONS

Fluid Audio Network, Inc. is a music services company focused on serving the needs of emerging artists and their listeners via online and offline, media-based properties.

On March 15, 2002 (“inception”), Fluid Audio Network, Inc. (“the Company”) began its research and development activities, utilizing the expertise its founder acquired in prior, successful and progressive Internet properties. On September 20, 2004, the Company incorporated in the State of Delaware.

In March 2005, the Company entered into a licensing agreement with FremantleMedia North America, Inc. (“Fremantle”), licensors of the American Idol brand in a multi-year agreement, granting the Company the exclusive right to use and exploit the American Idol TV show format, and related trademarks, over the Internet.

For the next several months, the Company focused on developing a suite of services for its launch of the AmericanIdolUnderground.com website. In October 2005, the website was launched and principal operations began.

Though partnerships were consummated and revenue was generated during the remaining two months of 2005, they hadn’t reached a level of significance so that the Company was considered a development stage enterprise, through December 31, 2005.

The Statement of Financial Accounting Standards (“SFAS”) 7, Accounting and Reporting by Development Stage Enterprises, defines a development stage enterprise as a company that either a) devotes substantially all its efforts to establishing a new business and has not begun planned principal operations, or b) has begun operations, but has not generated significant revenue.

(Continued)

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

THE COMPANY AND NATURE OF OPERATIONS (continued)

The SFAS 7 imposes reporting requirements on development stage enterprises to show inception-to-date amounts on each line of every financial statement, except its balance sheet. The Company’s audited 2004 and 2005 financial statements, were formatted in a manner consistent with that statement.

In 2006, revenue continued to grow from the Company’s website. That growth was further augmented with the revenue earned from the Company’s first acquisition: the purchase of customer-related intangibles and advertising rights of the American Idol Magazine.

Due to the significance of the revenue the Company generated, it is determined that the Company is no longer a development stage enterprise, therefore the reporting requirements of SFAS 7 no longer apply. This is why our financial statements for the nine months ended September 30, 2006 and 2005 are formatted differently than those of our 2004 and 2005 audit.

These financial statements have been prepared with the assumption that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities, in the normal course of business.

The deficit accumulated by the Company during its development stage, through December 31, 2005, was $3,084,264 and, by September 30, 2006, it grew to $7,899,020. During the nine month period ended September 30, 2006, the Company’s net loss from operations was $4,587,637 on sales of $3,812,974 and cash used for operating activities amounted to $3,924,203. These factors raise substantial doubt of the Company's ability to continue as a going concern. The consolidated financial statements presented herein do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends to achieve success and profitability through on-going deployment of new and innovative services, successful promotional strategies, financial prudence, and strategic acquisitions. Management acknowledges that fundraising is an integral component of becoming successful and plans to make each raise through the sale of the company’s equity in the public markets (see Note: Subsequent Events).

When these Notes refer to “we,” “us,” “our,” “the Company,” or “FAN,” we mean “Fluid Audio Network, Inc.,” the Delaware corporation, parent of its wholly-owned subsidiary, Fluid Audio Media, LLC, a limited liability company, formed under the laws of the State of Delaware and referred to as “FAM,” in these Notes.

[The remainder of this page is blank.]

FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Consolidations

The accompanying consolidated financial statements include the accounts of the Company and all wholly-owned subsidiaries, after eliminating Intercompany transactions and balances. These Consolidated Financial Statements have been prepared in accordance with accounting principals generally accepted in United States and reflect all normal, recurring adjustments that are, in the opinion of management, necessary to present fairly, the financial position and results of operations for the periods presented.

Reclassification

Certain reclassifications have been made, none of which affected results of operations, to present the consolidated financial statements on a consistent basis.

Website Development Costs

The development costs capitalized for the nine months ended September 30, 2006 were $94,700.  Amortization expense for website capitalized development costs for the nine months ended September 30, 2006 was $37,241.

Future amortization expense on the Company’s currently capitalized website development costs is:

2006	$67,427
2007	87,864
2008	31,200
2009	18,200
2010	4,000

Investment in Affiliate at Cost

The Company purchased a 7.25% interest in a privately-held entity operating in a complimentary industry related to FAN’s target market. Should the investee entity is considered more than temporarily impaired the investment will be written down to fair value, as a deduction against current period income.

(Continued)

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Purchase of Customer-Related Intangibles

In February 2006, FAN, through its wholly-owned subsidiary, Fluid Audio Media, LLC (“FAM”), purchased advertising rights for the American Idol Magazine in a sublicensing agreement from the original licensee, approved by the licensor, Fremantle. The cost of this investment was $1,100,000, plus all on-going production costs.

The appraisal of the assets acquired in this transaction has not been finalized. When it is, the Company will finalize the base price allocation within the proscribed allocation period, in a manner consistent with SFAS 141, Business Combinations, which requires the acquisition cost to be allocated over all assets acquired.

Note receivable and advances

The Company has one signed, promissory note made with a former employee, for advances made during her employment. The terms of the note call for 10% interest over 120 months, with payments of $374 per month, starting November 2006.

Line of Credit

The Company obtained a $100,000 line of credit with Bank of America and uses it for working capital between rounds of financing. Interest payments are paid monthly, on the first of each month, for balance activity of the prior month.

Convertible Debenture Payable

On May 29, 2006, the Company received a $1,000,000 Debenture with interest payable quarterly at 15% per annum. The Debenture is due and payable 36 months later on May 29, 2009. The agreement provides that the nominal interest rate of 15% will increase to 20% per annum with interest on unpaid principal and interest after the maturity date of the Debenture. In the event of any conversion of the Debenture, in whole or in part, prior to the payment of quarterly interest, interest is accrued up to the conversion date. The Company has made two payments of interest totaling $51,370 for the second and third calendar quarters of 2006. The next payment, of $37,808, is due on December 31, 2006. Interest charges for 2006 and future years are:

2006	$89,178
2007	150,000
2008	150,411
2009	61,233

(Continued)

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

Convertible Debenture Payable (continued)

The Debenture holder has filed a UCC claim on all assets of the Company including all intangibles. The agreement calls for the company to restrict from use $200,000 of cash at all times. Of the Company’s $245,582 cash on September 30, 2006, $200,000 was restricted. This restriction increases to $1,000,000 at such time the Company completes an initial public offering of its securities or reorganization under reverse merger.

This Debenture is convertible in whole or in part at any time for the outstanding principal at the sole and exclusive option of the Debenture holder. The agreement originally called for a conversion of debt to equity, at $3.00 per share of 333,334 shares of the Company’s common stock, the price was based upon the per share price of the round of financing that preceded the Debenture (Preferred Stock, Series D). Due to its anti-dilution clause and a subsequent round of financing issued at $2.00 per share, this Debenture’s conversion option became $2.00 per share of 500,000 shares of the Company’s common stock.

The Debenture also calls for transferable warrants for up to 166,667 shares of common stock at the exercise price of $2.00 per share. The value of these warrants is booked as a discount against the Debenture and is amortized over 36 months. On September 30, 2006, the net balance of this Debenture was $955,556.

Revenue Recognition

For the nine months ended September 30, 2006, of the $3,812,974 in total revenue, revenue derived from barter transactions amounted to $2,261,618. Of that amount, $1,901,326 was recognized from online (website) transactions and $360,292 was recognized from offline (magazine) transactions.

Deferred Revenue

According to the Company’s revenue recognition policies (SAB 104 and APB 29, mentioned above), costs and revenue to be recognized in future periods are held in these deferred accounts until contract obligations are met.  Accordingly, the Company’s deferred revenue was $748,080 as of September 30, 2006.

Accounting for Stock-based Compensation

The Company accounts for stock-based employee compensation under the requirements Financial Accounting Standards Board's SFAS 123R, Accounting for Stock-Based Compensation, and APB 25, Accounting for Stock Issued to Employees, which does not require compensation to be recorded if the consideration to be received is at least equal to fair value at the measurement date.

(Continued)

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

Accounting for Stock-based Compensation (continued)

Non-employee stock-based transactions are accounted for under SFAS 123R which requires compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

The Company adopted SFAS 123R using the modified prospective transition method which requires the application of the accounting standard. Since there was no stock-based compensation recognized in prior periods, the company used preferred stock at a discounted value to calculate the value of stock option because the company is currently operating at a significant loss.

As of September 30, 2006 the following options have been granted:

	Shares	Weighted Average Exercise Price
Outstanding at December 31, 2004	0
Awards granted in 2005	0
Awards exercised in 2005	0
Awards cancelled in 2005	0
Outstanding at September 30, 2005	0
Exercisable at September 30, 2005	0

Awards granted in 2006 ytd	659,669	0.28
Awards exercised in 2006 ytd	0
Awards cancelled in 2006 ytd	0
Outstanding at September 30, 2006	659,669	0.28
Exercisable at September 30, 2006	512,669	0.30

The following table summarizes stock options outstanding, at September 30, 2006:

		Average	Options Exercisable	Weighted Average
Range of	Number of	Exercise	as of	Remaining Years of
Exercise Prices	Options	Price	30-Sep-06	Contractual Life

EMPLOYEES
	371,669	0.26	371,669	3.25
	168,000	0.30	21,000	3.75
	539,669	0.24	392,669	3.28

BOARD
	120,000	0.30	120,000	3.83

	659,669	0.28	512,669	3.41

(Continued)

FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

Accounting for Stock-based Compensation (continued)

The fair value of each option was estimated on the date of the grant using the following assumptions for 2005:

Expected Dividend Yield	5.0%
Risk-Free Interest Rate	4.5%
Volatility	1.44%
Expected Life	4 years

Non-cash compensation recognized for the 371,669 options granted on January 1, 2006 was $14,867 credited to Additional Paid-In-Capital. The 168,000 options granted on July 1, 2006 yielded $8,400 of Additional Paid-In-Capital and the 120,000 options granted to board members on July 28, 2006 generated $6,000 in Additional Paid-In Capital.

The aggregate fair values of stock options granted, outstanding and exercisable at September 30, 2006 were $29,267 and $21,917 respectively.

Advertising Costs

Advertising costs are expensed as incurred and are included in the marketing and promotion lines in the accompanying statements of revenue and expenses. Advertising costs, shown within Marketing and Promotion expenses on the Company’s Income Statement, were $2,494,814 for the nine months ended September 30, 2006 of which $1,553,950 originated through bartered transactions.  Advertising expense for the nine months ended September 30, 2005 was $26,250, of which $8,000 was a barter transaction.

Earnings per Common Share

The calculation of earnings per common share is based on the weighted-average number of common shares outstanding during the period. The calculation for diluted earnings per common share reflects the effect of all dilutive potential common shares that were outstanding during the period.

(Continued)

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

Earnings per Common Share (continued)

Because of the Company’s net loss, the following Common Stock equivalents are excluded from diluted earnings per share, as their effect is considered anti-dilutive:

Preferred Stock, Series A	1,800,000
Preferred Stock, Series B	1,017,447
Warrants, Series B	43,354
Preferred Stock, Series C	1,084,980
Warrants, Series C	70,980
Preferred Stock, Series D	525,000
Preferred Stock, Series E	1,078,000
Warrants, Series E	71,960

Recently Issued Accounting Standards

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections, which replaces APB 120, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements.  SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods' consolidated financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition. The Company will apply SFAS 154 in future periods, when applicable.

(Continued)

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

Recently Issued Accounting Standards (continued)

In December 2004, the FASB issued SFAS 123(R), Share-Based Payment.  SFAS 123(R) replaces SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB 25, Accounting for Stock Issued to Employees.  SFAS 123(R) requires compensation costs related to share-based payment transactions to be recognized in the consolidated financial statements over the period that an employee provides service in exchange for the award.

SFAS 123(R) is effective for fiscal year beginning after June 15, 2005.  The Company plans to adopt SFAS 123(R) on January 1, 2006. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123 as originally issued.

In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, an amendment of APB 29, Accounting for Nonmonetary Transactions.  The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In September 2006, the SEC staff issued Staff issued SAB 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements or (ii) recording the cumulative effect as adjustments to the carrying values of assets and liabilities with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is required to adopt SAB 108 by the end of 2007 and does not expect adoption to have a significant impact on the Company’s results of operations or financial condition.

(Continued)

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

Recently Issued Accounting Standards (continued)

In September 2006, the FASB issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statement No. 87, 88, 106, and 132R. SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset of liabilities in its statement of financial position and recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Under SFAS 158, the Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of 2007. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. The Company is required to adopt SFAS 157 effective at the beginning of 2009. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation Number (“FIN”) 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB statement No. 109. The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS 109, Accounting for Income Taxes. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company is required to adopt FIN 48 effective at the beginning of 2008. The Company is evaluating the impact this statement will have on its consolidated financial statements.

None of the recent development of accounting standards affects materially the presentation of the consolidated financial statements.

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

FIXED ASSETS

A summary of the Company’s fixed asset, on September 30, 2006, follows:

Computer Hardware	$53,341
Computer Software	25,819
Office Equipment	20,091
Furniture & Fixtures	12,388
111,639
Less: Accumulated Depreciation	(38,113)
Net Fixed Assets	$73,526

Depreciation expense was $22,587 and $3,000 for the nine months ended September 30, 2006 and 2005, respectively.

RELATED PARTY TRANSACTIONS

As of December 31, 2005, the Company owed Justin Beckett, the Company’s Chief Executive Officer, $54,011.

During the nine month period ended September 30, 2006, Mr. Beckett made the Company two loans, totaling $80,000. Each loan carried simple interest: one at 6.75%, the other at 7.25%. The first loan was repaid in cash ($45,000, plus $91.63 interest). In July 2006, the Company owed Mr. Beckett a total of $88,841, which was applied toward his purchase of 50,000 shares of Preferred Stock, Series E (at its $2.00, per share, issue price). As of September 30, 2006, Mr. Beckett owed the Company $11,159, an Other Current Asset, called Preferred Stock Subscription Receivable, on the Company’s Consolidated Balance Sheet. This amount was received in October 2006.

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

CONVERTIBLE REDEEMABLE PREFERRED STOCK

Preferred Stock, Series C

On February 8, 2006, the Company issued 1,084,980 shares of Preferred Stock, Series C for $2.00 per share, raising an additional $1,966,276, net of fees.  There were 70,980 warrants at $2.00 per share given and currently, unexercised and outstanding.

The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect fair value estimates. Therefore, this model does not necessarily provide a reliable single measure of the fair value of the warrants granted under the Preferred, Series C round of financing. The fair value of each warrant was estimated on the date of the grant using the following assumptions for 2006: (1) expected dividend yield of 5.0%; (2) risk-free interest rate of 4.5%; (3) a volatility of 100%; and (4) term expected life of eighteen months. Consequently, a value of $40,204 was given to 70,980 outstanding warrants to purchase Series C, Preferred Stock. The resulting discount on the Convertible Redeemable Preferred Stock has been immediately amortized in a manner similar to a dividend.

Preferred Stock, Series D

On May 4, 2006, the Company issued 350,000 shares of Preferred Stock, Series D for $3.00 per share, raising $1,000,000 in cash, net of fees.  There were no warrants issued.

As a result of certain anti-dilution provisions, holders of Series D were subsequently issued an additional 175,000 shares of Series D in connection with the Series E offering.

Preferred Stock, Series E

On July 28, 2006, the Company issued 1,078,000 shares of Preferred Stock, Series E for $2.00 per share, raising $1,956,816 in cash, net of fees.  There were 71,960 warrants, valued at $1.70 per share, given and currently unexercised and outstanding.

The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect fair value estimates. Therefore, this model does not necessarily provide a reliable single measure of the fair value of the warrants granted under the Preferred, Series E round of financing. The fair value of each warrant was estimated on the date of the grant using the following assumptions for 2006: (1) expected dividend yield of 5.0%; (2) risk-free interest rate of 4.5%; (3) a volatility of 100%; and (4) term expected life of eighteen months. Consequently, a value of $40,759 was given to 71,960 outstanding warrants to purchase Series E, Preferred Stock. The resulting discount on the Convertible Redeemable Preferred Stock has been immediately amortized in a manner similar to a dividend.

Common characteristics between Series C, D, and E

All three series have cumulative dividends at 5%, liquidating events based on a per share of $2 per share, similar redemption rights up to five years after issue, automatic conversion rights if the Company is involved in a sale, merger, reverse merger or initial public offering whereby the stock is listed or quoted on a designated North American or U.K. exchange. Each has anti-dilution privileges. The preferred stockholders will have voting rights and the holders of the preferred stock can redeem their shares in cash under certain conditions.

In accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and Topic D-98 and ASR 298, because The Company’s preferred stock contains a conditional obligation to redeem for cash, they are classified on the balance sheet between Liabilities and Equity in a section called Convertible Redeemable Preferred Stock.

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

STOCKHOLDERS’ EQUITY

The Company has authorized 20,000,000, shares of Common Stock.

The Company’s authorized, Preferred Stock consists of 10,000,000 shares of which 1,800,000 were designated Series A Preferred Stock, 1,500,000 were designated Series B Preferred Stock, 1,200,000 shares were designated Series C Preferred Stock, 500,000 shares were designated Series D Preferred Stock, and 1,300,000 shares were designated Series E Preferred Stock, leaving 3,700,000 authorized Preferred Stock as undesignated. The Board of Directors, without further action by the shareholders, has the authority to designate any authorized but undersigned Preferred Stock and to establish the rights, preferences and restrictions of such Preferred Stock.

All Preferred shareholders are entitled to receive 5% cumulative dividends, when and if declared by the Board of Directors, prior and in preference to any dividends on Common Stock.  As of September 30, 2006 cumulative dividends were $143,787 for Series A, $92,630 for Series B, $69,558 for Series C, $21,432 for Series D and $18,902 for Series E totaling cumulative dividends of $346,309 through September 30, 2006. On September 30, 2005, the unpaid 5% cumulative dividends for Series A and B were $60,028.

In the event of liquidation or dissolution of the Company, Preferred shareholders will be entitled to receive, on a pro rata basis but prior and in preference to any of the assets of the Company to the holders of the Common Stock, an amount per share equal to the price, per share, they acquired them subject to adjustment for any stock, splits, stock dividends, combinations, recapitalizations or the like, plus any unpaid dividends.

Preferred shareholders have the right to convert each share into one share of Common Stock anytime after majority vote of the applicable series, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions.

Preferred shareholders are entitled to vote on all matters presented to the stockholders of the Company on a basis equal to the number of shares of the Common Stock then issuable upon conversion of the Preferred Shares.

The Company repurchased 555,000 shares of common stock exercising its Conditional Repurchase Right to repurchase them for $0.15 per share.

For the nine months ended September 30, 2006, the Company recognized $29,267 of expenses to account for the options granted in that period.

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

INTEREST INCOME

The Company has maintained interest bearing accounts where funds are kept until needed. By managing its funds, the Company has earned $4,520 and $4,154 of interest income, for the nine months ended September 30, 2006 and 2005, respectively.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, Accounting for Income Taxes, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current consolidated financial statements or tax returns.

As of September 30, 2005, the cumulative net operating loss carry forward for Federal Income Tax purposes was $2,029,006, which created a cumulative deferred income tax benefit of $710,152.

As of September 30, 2006, the Company has a net deferred tax asset of $2,895,635 arising from a cumulative net operating loss carry forward for Federal Income Tax purposes of $8,273,242, temporary differences provided by Deferred Revenue of $748,080 and the expense recognized for both Common Stock issued for services ($129,268) and Preferred Stock, Series A issued for services ($300,000).  The net deferred tax asset has been completely offset by a valuation allowance, as its realization is not reasonably assured.

These net operating loss carry forwards begin to expire in 2020; however, because of the uncertainty of when the Company will become profitable, we are required to reserve against our Deferred Tax Asset, in full.    Future changes in the Company's ownership may also result in annual limitations on the amount of carry forwards which the Company can realize in future periods.

The Company is subject to various state and local taxes, which are typically based on a minimum tax due, a capital based computation or on taxable income.  State and local tax expense was $800 for the period reported.

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

COMMITMENTS AND CONTINGENCIES

Operating Lease - Rent

The Company leases office and equipment, under non-cancelable operating leases expiring at various dates through 2008.  The following is a schedule of future minimum lease payments for rent under a non-cancelable, operating lease as of September 30, 2006 for the next three years is:

2007	$46,800
2008	46,800
2009	35,100
Total	$128,700

Rent exense from operations was approximately $35,100 and $35,100 for the nine months ended September 30, 2006 and 2005, respectively.

Hosting Services

Hosting services were provided by Savvis Communications Corporation through a series of dedicated servers. For the nine month period ended September 30, 2006, the cost of this service was $257,350 and is classified on the Company’s Statement of Operations as a Cost of goods sold.

Fremantle License - Website

Licensing fees paid for use of the American Idol brand over the Internet, for the nine month period ended September 30, 2006, were $500,000, which was the guaranteed, minimum payment under the terms of the contract.

Fremantle License - Magazine

Licensing fees paid for use of the American Idol brand in the magazine, for the nine month period ended September 30, 2006, were $265,000. An expense of $112,645 was recognized for the cost of providing two, free pages in each issue to Fremantle as part of the licensing fee under the terms of the contract.

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FLUID AUDIO NETWORK, INC.
Notes to Consolidated Financial Statements
For the Nine Months Ended September 30, 2006 (Unaudited) and September 30, 2005 (Unaudited)

SUBSEQUENT EVENTS

Merger and Redemption Agreements

On February 14, 2007, Fluid Audio Network, Inc. entered into a Subscription Agreement and a Plan and Agreement of Merger with Freedom 20. On the same day, Freedom 20 entered into a Redemption Agreement with its sole shareholder, Getting You There, LLC, pursuant to which the Freedom 20 redeemed all of the issued and outstanding shares, an aggregate of 100,000 shares, of Freedom 20’s common stock, par value $0.0001 per share, in consideration of an aggregate payment consisting of $1.00 and 82,500 shares of Fluid Media Network, Inc. Common Stock, $0.0001 per share, valued at $4.00 per share or $330,000. This $4.000 per share price was negotiated and agreed upon by the buyer and seller of the reverse merger transatiion.

More detailed information regarding this transaction may be found within previous sections of this Form 8-K, Current Report filing.

On January 31, 2007, we issued and sold a principal amount of $2,600,000 of certain 12% unsecured convertible debentures of the Company (the “Debentures”) to several investors in a private placement offering based upon an exemption from registration provided by Regulation S and Section 4(2) of the Securities Act of 1933, as amended, in reliance, among other things, on the size and manner of the offering and representations and warranties obtained from the investors. More detailed information regarding this transaction may be found within previous sections of this Form 8-K, Current Report filing.

[End of Notes]

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Proforma
Condensed, Combined Financial Information
Reflecting The Effects Of The Acquisition

Introduction

The following present the combined financial statements of Freedom 20, Inc. (Freedom) for its quarter ended September 30, 2006 and from inception on June 27, 2006 to September 30, 2006 as previously filed by Freedom under form 10QSB. Freedom is currently in it is development stage. Freedom has no revenues and has $2,100 representing accounting and other formation costs. Freedom was incorporated in the State of Delaware on June 27, 2006. Since inception, Freedom has been engaged in organizational efforts. As a blank check company, Freedom’s business is to pursue a business combination through acquisition, or merger with an existing company.

Fluid Audio Network, Inc. (Fluid) balance sheet as of September 30, 2006 and statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been derived from audited financial statements included in this Form 8K. The proforma combined balance sheet as September 30, 2006 and statement of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 assume that the acquisition of Freedom had occurred on those dates.

From inception on June 27, 2006 to September 30, 2006 which is approximately three months for Freedom was used to estimate for the nine months ended proforma combined statement of operations and the year ended September 30, 2006 was used for the proforma combined statement of operations. The estimated expenses are based on the intention of the sole shareholder of Freedom to operate the shell company. The proforma balance sheets are not necessarily indicative of the results that actually would have occurred if the acquisition had been completed on the assumed date(s) nor are the statements necessarily indicative of future combined financial position or earnings. The data presented should be read in conjunction with the financial statements of Freedom and Fluid for the periods shown.

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Fluid Audio Network, Inc.
Proforma Condensed, Combined
Balance Sheet

	As of September 30, 2006
	Fluid Audio Network, Inc. Stand-Alone	Freedom Stand-Alone	Adjustments	Proforma Combined	Note
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash	$45,582		$ $ (1)	$45,581	1

Restricted cash	200,000			200,000
Accounts receivable	40,685			40,685
Preferred stock subscription receivable	11,159			11,159
Other receivables	5,487			5,487
Loan origination costs	30,995			30,995
Prepaid expenses	107,588			107,588
Deferred expenses	730,852			730,852
Total current assets	1,172,348		(1)	1,172,347

Fixed assets:
Website development costs, net of amortization	219,524			219,524
Equipment and fixtures, net of depreciation	73,526			73,526
Total fixed assets	293,050			293,050

Other assets:
Investment in affiliate at cost	625,000			625,000
Intangible assets-acquisition of advertising rights	1,100,000			1,100,000
Note receivable and advances	28,271			28,271
Rent deposit	7,896			7,896
Total other assets	1,761,167			1,761,167

	$3,226,565		$(1)	$3,226,564

(Continued)

Note 1: For more information, go to page F-50 of this report.

Fluid Audio Network, Inc.
Proforma Condensed, Combined
Balance Sheet (continued)

	As of September 30, 2006
	Fluid Audio Network, Inc. Stand-Alone	Freedom Stand-Alone	Adjustments	Proforma Combined	Note
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable, trade	$336,815			$336,815
Accrued expenses	234,893			234,893
Accrued vacation	23,532			23,532
Revolving line of credit	100,000			100,000
Deferred revenue	748,080			748,080
Total current liabilities	1,443,320			1,443,320

Long-term liabilities:
Convertible debentures payable	955,556			955,556
Dividend payable	346,309		(90,980)	255,329

Total liabilities	2,745,185		(90,980)	2,654,205

Total convertible redeemable preferred stock	8,380,312		(2,966,277)	5,414,035

Common stock	88	10	(10)		1
			160
			1,143
			(292)
			(321)
			(88)	690
Additional paid-in capital		2,090	2,099
			(2,090)
			8,400
			90,980
			321
			292
			2,966,117	3,068,209
Accumulated deficit	(7,899,020)	(2,100)	(1,055)
			(8,400)	(7,910,575)
Total stockholders' deficit	(7,898,932)	0	3,057,256	(4,841,676)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,226,565	0	(1)	$3,226,564

Note 1: For more information, go to page F-50 of this report.

Fluid Audio Network, Inc.
Proforma Condensed, Combined
Statements Of Operations

	For the Nine Months Ended September 30, 2006
	Fluid Audio Network, Inc. Stand-Alone	Freedom Stand-Alone	Adjustments		Proforma Combined	Note

Total revenue	$3,812,974		$	$	$3,812,974

Cost of goods sold	1,319,925				1,319,925

Gross profit	2,493,049				2,493,049

Expenses:
Marketing and promotions	3,524,206				3,524,206
Office and administration	463,333	2,100		8,400	473,833	1
Professional and consulting	742,964				742,964
Salaries and payroll taxes	1,416,430				1,416,430
Fremantle operating license	877,645				877,645
Depreciation and amortization	59,828				59,828

Total expenses	7,084,406	2,100		8,400	7,094,906

Loss from operations	(4,591,357)	(2,100)		(8,400)	(4,601,857)
Net other income (interest, tax)	3,720				3,720

Net loss	$(4,587,637)	(2,100)		(8,400)	$(4,598,137)

Earnings per share
Net loss after income taxes					$(4,598,137)
Dividends					(214,886)
Net loss available to common shareholders					$(4,813,023)

Common stock, weighted average		100,000			6,400,000

Earnings per share, basic and diluted		$(0.011)			$(0.75)

Note 1: For more information, go to page F-50 of this report.

Fluid Audio Network, Inc.
Proforma Condensed, Combined
Statements Of Operations

	For the Year Ended December 31, 2005
	Fluid Audio Network, Inc. Stand-Alone	Freedom Stand-Alone	Adjustments		Proforma Combined	Note

Total revenue	$267,674		$	$	$267,674

Cost of goods sold	86,537				86,537

Gross profits	181,137				181,137

Expenses:
Marketing and promotions	775,679				775,679
Office and administration	232,948
Professional and consulting	876,494
Salaries and payroll taxes	770,217
Fremantle operating license	300,000			10,500	2,190,159	1
Depreciation and amortization	20,123				20,123

Total expenses	2,975,461			10,500	2,985,961

Loss from operations	(2,794,324)			(10,500)	(2,804,824)
Net other income (interest, tax)	1,643				1,643

Net loss	$(2,792,681)			$(10,500)	$(2,803,181)

Earnings per share
Net loss after income taxes					$(2,803,181)
Dividends					(131,423)
Net loss available to common shareholders		$(10,500)			$(2,934,603)

Common stock, weighted average		100,000			6,400,000

Earnings per share, basic and diluted		$(0.11)			$(0.46)

Note 1: For more information, go to page F-50 of this report.

Fluid Audio Network, Inc.
Note to Proforma Condensed
Combined Financial Statements
for the Nine Months Ended September 30, 2006
and the Year Ended December 31, 2005

Note 1 of 1

On February 2, 2007, Freedom entered an Agreement and Plan Reorganization with Fluid Audio Networks, Inc. (Fluid) under which Fluid will gain control of Freedom through a reverse merger transaction. Pursuant to the Agreement, Fluid will purchase 1 share of common stock of Freedom at a purchase price of $1.00 per share and Freedom will thereafter become a wholly owned subsidiary of Fluid.

Immediately after the acquisition, Fluid will perform a short form parent-subsidiary merger whereby Fluid (the parent company) will be merged with and into Freedom (the wholly owned subsidiary) and Fluid shall be the surviving entity.

If the merger is consummated, Freedom is anticipated to issue an aggregate of approximately 6,900,000 of its authorized and outstanding shares of common stock, in connection with the conversion of and exchange for all of the issued and outstanding shares of capital stock of Fluid, so that immediately after such issuance the former shareholders of Fluid will own 100% of Freedom’s outstanding shares of common stock.

As a condition precedent to the acquisition, Freedom intends to redeem 100,000 shares of its common stock from Freedom’s current shareholder for an aggregate price of $1.00. After the closing date Fluid will issue 82,500 shares of common stock, valued at $330,000, to Freedom’s sole shareholder. The price per share to exchange the shares was $4.00 per share based on a mutual agreement by both parties to the transaction.

Convertible Shares

According to the automatic conversion features series C and D preferred holders must convert and their respective dividends payable are transferred into paid in capital. Pursuant to the merger, the surviving entity will change its name to Fluid Media Network, Inc. The board of directors will be controlled by Fluid subsequently to the date of reverse merger.

These statements do not reflect any adjustment or amortization of the intangible advertising rights acquired by Fluid in February 2006.

[End of Note]

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2007	Fluid Media Networks, Inc.
	By:	/s/ Justin Beckett
Justin Beckett
President, Chief Executive Officer and Chairman